                                                                     EXHIBIT 2.1



                            DATED 16TH DECEMBER 1998







                             (1) BIG FLOWER LIMITED

                                     - and -

                           (2) M C G HUNTER AND OTHERS

                                     - and -

                    (3) COLORGRAPHIC DIRECT RESPONSE LIMITED

                                     - and -

                           (4) R S TAYLOR AND ANOTHER


            --------------------------------------------------------

                                    AGREEMENT

              for the sale and purchase of all of the issued shares
                     of Colorgraphic Direct Response Limited

            --------------------------------------------------------








                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 0171-638 1111
                               Fax: 0171-972 7990

                                  JAS/566B00127

                                    CONTENTS

CLAUSE                                                                                                     PAGE

1.     INTERPRETATION......................................................................................... 1
2.     SALE AND PURCHASE...................................................................................... 4
3.     COMPLETION............................................................................................. 5
4.     WARRANTIES.............................................................................................10
5.     PROTECTION OF GOODWILL.................................................................................12
6.     CONFIDENTIAL INFORMATION...............................................................................13
7.     ANNOUNCEMENTS..........................................................................................14
8.     COSTS..................................................................................................15
9.     EFFECT OF COMPLETION...................................................................................15
10.    FURTHER ASSURANCES.....................................................................................15
11.    ENTIRE AGREEMENT.......................................................................................15
12.    VARIATIONS.............................................................................................16
13.    WAIVER.................................................................................................16
14.    INVALIDITY.............................................................................................16
15.    NOTICES................................................................................................16
16.    COUNTERPARTS...........................................................................................17
17.    GOVERNING LAW AND JURISDICTION.........................................................................17
18.    ASSIGNMENT.............................................................................................18
19.    PERIOD TO COMPLETION...................................................................................18
SCHEDULE 1....................................................................................................20
Particulars relating to the Vendors...........................................................................20
SCHEDULE 2....................................................................................................23
Particulars relating to the Company...........................................................................23
SCHEDULE 3....................................................................................................24
Particulars relating to Subsidiaries..........................................................................24
Particulars relating to Subsidiaries (continued)..............................................................25
SCHEDULE 4....................................................................................................26
Form of Resignation...........................................................................................26
SCHEDULE 5....................................................................................................27
The Warranties................................................................................................27
SCHEDULE 6....................................................................................................62
Warrantors' Limitations on Liability..........................................................................62
SCHEDULE 7....................................................................................................66
The Properties................................................................................................66
SCHEDULE 8....................................................................................................67
Action Pending Completion.....................................................................................67


THIS AGREEMENT is made on                                                  1998

BETWEEN:-

(1) BIG FLOWER LIMITED (No. 3435268) whose registered office is at Broadwalk House, 5 Appold Street, London ECA 2HA (the "PURCHASER");

(2) The persons whose names and addresses are set out in column 1 of Parts I and II of Schedule I (together the "VENDORS");

(3) COLORGRAPHIC DIRECT RESPONSE LIMITED whose registered office is at 35 St. Thomas Street, London SE1 (the "COMPANY"); and

(4) The Vendors named in Parts I and II of Schedule 1 (excluding NatWest Ventures Nominees) and the persons whose names and addresses are set out in column (1) of Part III of Schedule I (the "WARRANTORS").

THE PARTIES AGREE AS FOLLOWS:-

1.   INTERPRETATION

1.1 In this agreement the following words and expressions and abbreviations have the following meanings, unless the context otherwise requires:-

"ACCOUNTS DATE" means 30 September 1998;

"ASSOCIATED COMPANY" has the meaning given to it in sections 416 et seq. TA;

"BUSINESS DAY" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

"COMPLETION" means the completion of the sale and purchase of the Shares in accordance with clause 3;

"COMPLETION DATE" means 4 January 1998;

"CONFIDENTIAL INFORMATION" means all information relating to any Group Company's business, or financial or other affairs (including future plans and targets of any Group Company) which is not in the public domain and which is confidential;

"DISCLOSURE LETTER" means a letter of today's date together with the attachments thereto addressed by the Warrantors to the Purchaser disclosing exceptions to the Warranties;

"ENCUMBRANCE" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, trust, right of set off or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase arrangement) having similar effect;

"GROUP" means the Company and the Subsidiaries and "GROUP COMPANY" means any one of them;

"INTELLECTUAL PROPERTY" means any and all patents, trade marks, rights in designs, get-up, trade, business or domain names, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know-how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world;

"JOINT ACCOUNT" means the interest bearing deposit account in the joint names of the Vendors' Solicitors and the Purchaser's Solicitors at National Westminster Bank PLC of 15 Bishopsgate, London, Sort Code 50-00-00, Account number -;

"LONDON STOCK EXCHANGE" means the London Stock Exchange Limited;

"LOAN NOTES" L- secured Loan Notes 2001 in the agreed form to be issued by the Purchaser at Completion or the nominal amount of the Loan Notes for the time being outstanding or as the context may require a specific portion thereof;

"THE LOAN NOTE ACCOUNT" the interest bearing deposit account in the joint names of the Loan Note Agents to be operated in accordance with the terms and conditions set out in Schedule 5 of the Instrument constituting the Loan Notes;

"THE LOAN NOTE AGENTS" SJ Berwin & Co, a firm of solicitors of 222 Grays Inn Road, London WC1X 8HB and Ashurst Morris Crisp, a firm of solicitors of Broadwalk House, 5 Appold Street, London EC2A 2HA;

"THE LOAN NOTE AMOUNT" all sums from time to time standing to the credit of the Loan Note Account;

"LOAN NOTE HOLDER" the registered holder, or holders, for the time being of Loan Notes;

"NATWEST VENTURES NOMINEES" means NatWest Ventures Nominees Limited, 135 Bishopsgate, London EC2M 3UR as nominee for NatWest Ventures Investments Ltd, NatWest Pensions Trustees Ltd and NatWest Equity Partners Executives Coinvest Fund;

"NATWEST VENTURES NOMINEES' SOLICITORS" means Wragge & Co of 55 Colmore Row, Birmingham B3 2AS;

"PERMIT" means a permit, licence, consent, approval, certificate, qualification, specification, registration and other authorisation necessary in any jurisdiction for the proper operation of each Group Company's business;

"PROPERTIES" means the properties described in schedule 7 or any part or parts thereof and "PROPERTY" shall mean any one of them;

"PURCHASER'S GROUP" means the Purchaser, its holding companies and the subsidiary undertakings from time to time of it and of such holding companies, all of them and each of them as the context admits;

"PURCHASER'S SOLICITORS" means Ashurst Morris Crisp of Broadwalk House, 5 Appold Street, London EC2A 2HA;

"RELATED PERSON" means in relation to any party its holding companies and the subsidiary undertakings and associated companies from time to time of it and any such holding company, all of them and each of them as the context admits;

"SHARES" means all of the issued shares in the capital of the Company excluding the 'A' preference shares and 'B' preference shares of L1 each;

"SUBSIDIARY" means a subsidiary undertaking of the Company specified in schedule 3 and "SUBSIDIARIES" means all those subsidiary undertakings;

"TA" means the Income and Corporation Taxes Act 1988;

"TAX DEED" means a deed of covenant in the agreed terms;

"VENDORS' SOLICITORS" means SJ Berwin & Co of 222 Grays Inn Road, London WC1X
8HB

"WARRANTIES" means the warranties and representations set out in Clause 4.1 and in schedule 5.

1.2 In this agreement unless otherwise specified, reference to:-

     (a)  a "SUBSIDIARY UNDERTAKING" is to be construed in accordance with section 258 of the Companies Act 1985 and a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of that Act;

     (b) a document in the "AGREED TERMS" is a reference to that document in the form approved and for the purposes of identification signed by or on behalf of each party;

     (c)  "FA" followed by a stated year means the Finance Act of that year;

     (d)  "INCLUDES" and "INCLUDING" shall mean including without limitation;

     (e) a "PARTY" means a party to this agreement and includes its assignees (if any) and/or the successors in title to substantially the whole of its undertaking [and, in the case of an individual, to his or her estate and personal representatives];

     (f) a "PERSON" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

     (g) a "STATUTE" or "STATUTORY INSTRUMENT" or "ACCOUNTING STANDARD" or any of their provisions is to be construed as a reference to that statute or statutory instrument or accounting standard or such provision as the same may have been amended or re-enacted before the date of this agreement;

     (h) "CLAUSES", "PARAGRAPHS" or "SCHEDULES" are to clauses and paragraphs of and schedules to this agreement;

     (i) "WRITING" includes any methods of representing words in a legible form other than writing on an electronic or visual display screen or in other non-transitory form;

     (j) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

     (k) any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

1.3 The schedules form part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the schedules.

1.4 The index to and the headings and the descriptive notes in brackets relating to provisions of taxation statutes in this agreement are for information only and are to be ignored in construing the same.

1.5 The obligations and liabilities of the Vendors and of the Warrantors under this agreement shall be several, save where otherwise expressly stated.

1.6 Any question of whether a person is connected with another shall be determined in accordance with section 839 of the TA (except that in construing section 839 "CONTROL" has the meaning given by section 840 or section 416 of the TA so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to the TA.

2. SALE AND PURCHASE

2.1 Upon the terms and subject to the conditions of this agreement, the Vendors shall sell and the Purchaser shall purchase the numbers of Shares of which each of the Vendors is the registered holder (save for NatWest Ventures Nominees, who agree to procure the sale by the beneficial owners of the Shares of which NatWest Ventures Nominees are registered holder) and beneficial owner being set out opposite each of the Vendors' names in column 2 of schedule 1 with effect from the commencement of business on the Completion Date (the "ACQUISITION").

Each Vendor hereby severally warrants with the Purchaser as follows:-

     (a) that he has the right to dispose of the Shares which he is purporting to sell; and

     (b) that the Shares he is selling are sold free from any Encumbrance (and in the case of NatWest Ventures Nominees, that it will procure that title is transferred to the Purchasers free from Encumbrance) and together with all rights now or hereafter attaching thereto, including the right to all dividends and other distributions (if any) declared, made or paid after the Accounts Date.

2.2 The Vendors waive or prior to Completion agree to procure the waiver of any rights or restrictions conferred upon any of them or any other person which may exist in relation to the transfer of Shares under the articles of association of the Company or otherwise.

The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the Vendors complete the sale of all of the Shares simultaneously, but completion of the purchase of some Shares shall not affect the rights of the Purchaser with respect to its rights to the other Shares.

2.3 The consideration for such sale and purchase shall be L27,728,370 to be satisfied in cash subject to the following provisions of this clause 2 PROVIDED that if the amount required at Completion by the Group to repay all amounts outstanding to Bank of Scotland excluding interest exceeds (or is less than) L7,750,000, then such consideration shall be reduced (or increased) by the excess (or deficit), such adjustment to be apportioned pro rata to the split for the shares shown in Schedule 1.

2.4 L26,228,370 of the consideration shall be paid in cash on Completion to be apportioned between the Vendors in the proportions set out in column 3 of Parts I and II of schedule 1 and the remainder of the consideration shall be paid into the Joint Account on Completion.

2.4A* That part of the Consideration which would otherwise be payable in cash on Completion and attributable to the Shares being sold by any Vendor or who so elects by notice in writing to the Purchaser on or prior to 31 December 1998 shall be satisfied by the issue of Loan Notes at par, such Loan Notes to be constituted by an Instrument in the Agreed Form.

The Purchaser shall procure the cash sum equal to the amount of the Loan Notes issued be paid into the Loan Note Account at Completion (instead of to the Vendors solicitors) and the Purchaser and the Vendors hereby irrevocably authorise and instruct the Loan Note Agents to operate the Loan Note Account in accordance with the provisions relating thereto in the Instrument constituting the Loan Notes.

[*Note: No Vendor elected for Loan Notes and none were issued].

2.4B In the event that any Vendor elects pursuant to clause 4A to have his consideration (or any part thereof) satisfied in Loan Notes, that consideration due to that Vendor shall be reduced by the sum of L100,000.

2.5 If the Purchaser shall not have notified the Vendors in writing of any valid claims under the Warranties or the Tax Deed or Clause 4.9, specifying reasonable details of the grounds for any such claim, on or before 1 April 2000, the amount of L1,500,000 in the Joint Account (together with accrued interest earned thereon) shall be forthwith released to the Vendors' Solicitors to be apportioned between the Vendors as set out in column 4 of schedule 1. If the Purchaser shall have so notified the Vendors in writing of any such valid claim(s), then the amounts so claimed (disregarding, for this purpose, the provisions of schedule 6 paragraph 2) shall be retained in the Joint Account pending final determination of such claim(s) and any balance (together with accrued interest earned on such balance) shall be released to the Vendors' Solicitors to be apportioned between the Vendors as set out in column 4 of schedule 1. Upon final determination of the total amount(s) due to the Purchaser such amounts shall (to the extent that there are funds available in the Joint Account) be paid forthwith to the Purchaser. Any payments to the Purchaser from the Joint Account shall for the avoidance of doubt be without prejudice to the Purchaser's right to payment of any further amounts which cannot be satisfied from the Joint Account. Any balance held in the Joint Account after such final determination and payment to the Purchaser (together with all accrued interest earned thereon) shall be released to the Vendors' Solicitors to be apportioned between the Vendors as set out in column 4 of schedule 1 PROVIDED ALWAYS that no payment shall be made under any circumstances to the Vendors or the Vendors' Solicitors from the Joint Account before 1 April 2000. For the purposes of this clause 2.5 only and unless otherwise agreed by the Vendors' Solicitors any claim made by the Purchaser under the Warranties or Tax Deed or clause 4.9 shall be deemed to be a valid claim but if the Purchaser has not provided to the Vendors' Solicitors prior to the expiry of the period of 6 months after the date of notification to the Vendors of the relevant claim an opinion of Queen's Counsel instructed by or on behalf of the Purchaser to the effect that the Purchaser has an arguable claim for at least the amount so claimed by the Purchaser in respect of that claim, then such claim shall cease to be regarded as a valid claim for the purposes only of this clause 2.5.

2.6 Interest earned on amounts held in the Joint Account shall not be released other than in accordance with clause 2.5. Any amounts to be released to the Vendors' Solicitors or the Purchaser's Solicitors shall be subject to deduction of tax thereon or other amounts (if any) required by law to be deducted in respect thereof and also after deduction of any bank or other charges arising in the Joint Account (which shall be charged to the Joint Account).

2.7 The Warrantors and the Purchaser confirm that they have irrevocably instructed their respective solicitors to operate the Joint Account in accordance with this clause 2.

3. COMPLETION

3.1 Completion shall take place on the Completion Date.

3.2 On Completion:

3.2.1 the Vendors (excluding NatWest Ventures Nominees) shall deliver to or, if the Purchaser shall so agree, make available to the Purchaser as may be agreed between the parties:-

     (a) transfers in common form relating to all the Shares duly executed in favour of the Purchaser (or as it may direct);

     (b) share certificates relating to the Shares or lost share certificate indemnities therefor in the agreed terms;

     (c) any waivers or consents by members of any Group Company necessary to enable the Purchaser or its nominees to be registered as the holders of the Shares and any shares of Subsidiaries;

     (d) resignations in the form set out in schedule 4 duly executed as deeds of K P Reynolds and M C G Hunter;

     (e) the written resignations of the auditors of each Group Company containing an acknowledgement that they have no claim against any Group Company for compensation for loss of office, professional fees or otherwise and a statement under section 394(1) of the Companies Act 1985;

     (f) the common seals, certificates of incorporation and statutory books and share certificate books of each Group Company;

     (g)  the Tax Deed duly executed by the Warrantors;

     (h) all documents relating to the Properties as listed in the Schedule of such documents referred to in the Disclosure Letter;

     (i) duly executed transfers of each share in the Subsidiaries not registered in the name of any Group Company in favour of the Purchaser (or as it may direct);

     (j) share certificates relating to all of the issued shares in the capital of each of the Subsidiaries;

     (k) the Service Agreements duly executed by the persons named in Clause 3.3(e);

     (l) opinions in the agreed terms from lawyers in the British Virgin Islands and from lawyers in the Netherlands;

     (m)  the Disclosure Letter duly executed;

     (n) a certified copy of any power of attorney in the agreed terms under which this agreement, the Tax Deed, or any of the transfers or other documents referred to in this clause is executed by any party;

     (o) Subject to the Purchaser procuring that the Group discharges all sums due thereunder and provides any counter-indemnity (in a form reasonably acceptable to the Bank of Scotland) in respect of commitments to third parties on the Group's behalf by the Bank of Scotland a release in a form reasonably satisfactory to the Purchaser of the charges granted by any member of the Group in favour of the Governor and Company of the Bank of Scotland and Lombard North Central PLC and of any other charges granted by any member of the Group which have not been released prior to Completion; and

     (p)  Board Minutes relating to dividends in the agreed terms.

3.2.2 NatWest Ventures Nominees shall deliver to or, if the Purchaser shall so agree, make available to the Purchaser:-

     (a) transfers of its Shares duly executed in favour of the Purchaser (or as it may direct);

     (b) share certificates relating to its Shares or lost share indemnities therefor in the agreed terms; and

     (c) any waivers or consents by members of any Group Company necessary to enable the Purchaser or its nominees to be registered as the holders of the Shares and any shares of Subsidiaries.

3.3 At or prior to Completion (and prior to the taking effect of the resignations of the directors referred to in clause 3.2(d) above) the Vendors (excluding NatWest Ventures Nominees) shall procure the passing of board resolutions of each Group Company:-

     (a) sanctioning for registration (subject where necessary to due stamping) the transfers in respect of the Shares and any shares to which clause 3.2(k) refers;

     (b) appointing such persons as the Purchaser may specify to be the directors and secretary of each Group Company;

     (c) revoking all mandates to bankers and giving authority in favour of such persons as the Purchaser may nominate to operate the bank accounts thereof;

     (d) changing the accounting reference date of each Group Company to 31 December,

     (e) resolving that the Company or a subsidiary enters into the Service Agreements with Messrs. C. Ingham, R.S. Taylor and N.W. Dixon respectively;

and of a shareholders' resolution in the Agreed Form.

3.4 The Vendors (excluding NatWest Ventures Nominees) shall procure that at Completion there is repaid all sums (if any) owing to any Group Company by any of the Vendors or any of their connected persons (other than another Group Company) or by the directors of any Group Company and whether or not such sums are due for repayment; and prior to such repayment or release the Vendors (excluding NatWest Ventures Nominees) undertake to the Purchaser (on behalf of themselves and as trustee on behalf of each Group Company) to keep each Group Company fully indemnified against any failure to make any such repayment or any liability arising under such guarantee, indemnity, bond, letter of comfort or Encumbrance.

3.5 Upon compliance by the Vendors with the provisions of clauses 3.2, 3.3 and
3.4 the Purchaser shall:-

     (a) provide for the transfer by CHAPS of L21,957,699.10 to the Vendors' Solicitors at Barclays Bank plc, of 8/9 Hanover Square, London W1A 4ZW, Sort Code 20-36-47, Account No. 10644994 Reference 79/478/C12843.1 and L14,295,572.38 to NatWest Ventures Nominees' Solicitors, at Lloyds Bank plc, 125 Colmore Row, Birmingham, B3 3AD), Sort Code 30-00-03 Account No 0660947 and receipt by such banks of such sums shall be good discharge:-

          (i) to the Purchaser in respect of L26,228,370 (being the amount payable under clause 2.4); and

          (ii) as to the remainder (being the amount payable by the Company on redemption of preference shares under clause 3.5(d)) to the Company;

     (b) provide for the transfer to the Joint Account of the sum of L1,500,000 and receipt by National Westminster Bank PLC, 15 Bishopsgate of such sum shall be good discharge to the Purchaser;

     (c) deliver to the Vendors' Solicitors a counterpart of the Tax Deed duly executed by the Purchaser; and the certificates for Loan Notes issued pursuant to clause 2.4A; and a certified copy of the executed Loan
          Note Instrument and Minutes of the Purchaser creating it;

     (d) procure that the Company redeems in full at par (L1 per share) the 'A' preference shares and 'B' preference shares of L1 each registered in the names of the Vendors as set out in Schedule 1 Parts I and II and that the Company makes payment therefor to such Vendors in accordance with clause 3.5(a).

3.6 If in any respect the obligations of the Vendors under clause 3.2.1(a), (b),
(c), (d), (e), (g), (h), (i), (j), (k), (l), (m), (n) and (o), clause 3.2.2(a),
(b) and (c) and clause 3.3 (or Purchaser under clause 3.5) are not complied with on Completion the party not in default may:-

     (a) defer Completion to a date not more than 28 days after Completion (and so that the provisions of this clause 3, apart from this clause 3.6(a), shall apply to Completion as so deferred); or

     (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

     (c) terminate this agreement without prejudice to the rights and liabilities which accrued prior to termination which shall continue to subsist including those under clauses 7, 8 and 11 to 17 (inclusive), by means of a notice in writing served by the Vendors' Solicitors on the Purchaser, if the Purchaser is in default, or served by the Purchaser on the Vendors' Solicitors if any of the Vendors are in default.

3.7 Each of the Vendors hereby resolves and agrees and notifies the Company that:-

     (a)  all 'A' and 'B' preference shares of L1 EACH ("PREFERENCE
          Shares") registered in his or its name (as set out in column 2 of
          Schedule 1) shall be at Completion redeemed pursuant to article 3.2(a) and (h) and 4.2(a) and (f) of the articles of association of the Company, and agrees to deliver to the Company the certificates for such Preference Shares;

     (b) the payment on redemption pursuant to the articles of association of the Company is agreed to be L1 per share (plus arrears deficiencies and accruals of dividends up to and including the date of Completion being in aggregate L344,131.48).

     Each of the Vendors holding Preferred Ordinary Shares in the capital of the Company hereby waives its right to receive any bonus issue of shares pursuant to Article 5.1(e) of the Company's Articles of Association.

4. WARRANTIES

4.1 The Warrantors jointly and severally warrant with and represent to the Purchaser in the terms of the Warranties.

4.2 Any information ("GROUP COMPANY INFORMATION") supplied by or on behalf of any Group Company to the Warrantors or their agents or advisers in connection with the Warranties, the Disclosure Letter or otherwise in relation to the business and affairs of any Group Company shall not constitute a representation or warranty or guarantee as to the accuracy thereof by any Group Company and each of the Warrantors agrees with the Purchaser (on behalf of itself and as trustee for each Group Company and their respective directors and employees) that he hereby irrevocably waives any and all claims which he might otherwise have against any Group Company or any of their respective directors or employees in respect thereof and arising out of the accuracy of Group Company Information and any and all other claims against any Group Company or any such persons in respect of any cause, matter or thing whatsoever and hereby releases each Group Company and each such person from any liability or obligation to him whatsoever.

4.3 Each of the Warranties shall be construed as a separate warranty and representation, and (unless expressly provided to the contrary) shall not be limited by the terms of any of the other Warranties or by any other term of this agreement.

4.4 The liability of the Warrantors under the Warranties shall be limited as set out in schedule 6.

4.5 No information relating to the Group of which the Purchaser has knowledge (actual or constructive) other than that contained in or referred to in this agreement and/or included in the Disclosure Letter and save in so far as disclosed in the reports comprised in the annexures to the Disclosure Letter in document M10 no investigation by or on behalf of the Purchaser shall prejudice any claim by the Purchaser under the Warranties or reduce any amount recoverable thereunder.

4.6 The Warrantors hereby undertake with the Purchaser to pay to the Purchaser on demand such sums as would, if paid to the Group, indemnify and keep indemnified the Group against all claims, costs, charges, expenses, liabilities, losses, actions, demands, proceedings and judgements whatsoever which the Group may at any time suffer or incur or which may be brought or threatened against either of them as a direct or indirect result of any computer system (i) used in the business of the Group not complying with Year 2000 conformity (as defined in Schedule 5), or (ii) used by any customer or supplier of the Group not so complying.

4.7 The only Warranties given:

     (a) in respect of the Property is the Warranty contained in paragraphs 3.2 and 3.10 and in paragraph 18 of Schedule 5 and each of the other Warranties shall be deemed not to be given in relation to the Property;

     (b) in respect of Intellectual Property are the Warranties contained in paragraphs 6 and 11 of Schedule 5 and each of the other Warranties shall be deemed not to be given in relation to Intellectual Property; and

     (c) in respect of competition, anti-restrictive trade practice or anti-trust legislation is the Warranty contained in paragraph 15 of
          Schedule 5 and each of the other Warranties shall be deemed not to be given in relation to competition, anti-restrictive trade practice or anti-trust legislation.

4.8 The Purchaser warrants to the Vendors that:-

     (a) the Purchaser has the requisite power and authority to enter into and perform this Agreement and the other documents which are to be executed by the Purchaser at the date hereof (the "COMPLETION DOCUMENTS");

     (b) the execution and delivery of, and the performance by the Purchaser of its obligations under this Agreement and the Completion Documents will not:-

          (i) result in a breach of any provision of the memorandum or articles of association or by-laws of the Purchaser;

          (ii) result in a breach of, or constitute a default under, any instrument or agreement to which the Purchaser is a party or by which the Purchaser is bound and which is material in the context of the transactions contemplated by this Agreement;

          (iii) result in a breach of any order, judgement or decree of any court or governmental agency to which the Purchaser is subject and which is material in the context of the transactions contemplated by this Agreement; or

          (iv) require the Purchaser to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained, given or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement).

4.9 The Warrantors hereby jointly and severally undertake with the Purchaser to pay from time to time to the Purchaser such sums as would if paid to any member of the Purchaser's Group, the Company or to a Subsidiary indemnify and keep indemnified such member, the Company and the Subsidiaries against all losses, claims, costs, charges, expenses, liabilities, actions, demands, proceedings and judgements whatsoever which such member, the Company or any Subsidiary may at any time suffer or incur or which may be brought or threatened against or incurred by any of them which arise out of or which results from or is attributable to:-

          (i) any actions, claims, demands, proceedings and judgements against the Company or any Subsidiary or any of their officers or employees by The Mailforce Group Ltd or any holding company thereof or any subsidiary of any such holding company, including in particular pursuant to claim No. 1998 T No. 840 in The High Court of Justice;

          (ii) any actions, claims, demands, proceedings and judgments against the Company or any Subsidiary by:-

     (A) a client or customer of any of the Company's or its Subsidiary's clients or customers or agents; or

     (B) any of the Company's or any Subsidiary's clients or customers or agents which arises in connection with a claim referred to in (ii)(A) above.

   (iii) matters arising in respect of the Disclosed Scheme (as defined in paragraph 19 of Schedule 5 of this agreement) as a result of removal of interim tax approval of the Disclosed Scheme by the Inland
          Revenue as a result of the failure to submit definitive documentation to the Inland Revenue.

     The reference in line 1 of clause 4.9 above to the Warrantors shall, in the case of 4.9(iii) be read as Mr R Taylor and Mr N Dixon only.

4.10 Mr C Ingham agrees to procure that PAYE is accounted for to the Inland Revenue at no cost to the Group in respect of the exercise by him, shortly prior to Completion, of his option to subscribe for 1,250,000 Ordinary Shares in the capital of the Company.

4.11 Mr R Taylor and Mr N Dixon shall use their reasonable endeavours to procure that the Disclosed Scheme is granted tax exempt approval by the Inland Revenue as soon as is practicable following the Completion Date.

4.12 Clause 2.5 of the Tax Deed shall apply to any payment made under clause 4.9, as if that clause 2.5 was expressly incorporated into this agreement.

4.13 Notwithstanding any other clause of this agreement, the Purchaser shall not be entitled to rescind this agreement after the date hereof in any circumstances.

1. PROTECTION OF GOODWILL

1.1 Each of the Vendors other than NatWest Ventures Nominees and each of the Warrantors whose name is set out in Part III of Schedule 1 (the "COVENANTORS") hereby undertake to procure that (except as otherwise agreed in writing with the Purchaser) they will not either solely or jointly with any other person (either on its own account or as the agent of any other person) except as an employee or director of Colorgraphic Direct Response Ltd or another Group Company:-

     (a) for a period of 3 years from Completion carry on or be engaged or concerned or (except as the holder of shares in a listed company which confer not more than five per cent. of the votes which can generally be cast at a general meeting of the company) interested directly or indirectly in a business which competes in United Kingdom and/or Germany with the type of business carried on by any member of the Group at Completion in the United Kingdom and/or Germany;

     (b) for a period of 3 years from Completion solicit or accept the custom of any person in respect of goods or services competitive with those manufactured or supplied by any member of the Group during the period of 12 months prior to Completion, such person having been a customer of any member of the Group in respect of such goods or services during such period;

     (c) for a period of 3 years from Completion induce, solicit or endeavour to entice to leave the service or employment of any member of the Group, any person who during the period of 12 months prior to Completion was an employee of any member of the Group occupying a senior or managerial position likely (in the opinion of the Purchaser) to be:-

               (i)  in possession of confidential information relating to; or

               (ii) able to influence the customer relationships or connections of

           any member of the Group;

     (d) use any trade name for the purpose of any business (including the expressions Colorgraphic) used by any member of the Group at any time during the 3 years immediately preceding the date of this agreement or any other name similar thereto or capable of being confused with any such trade name.

1.2 The Covenantors agree that the undertakings contained in this clause 5 are reasonable and are entered into for the purpose of protecting the goodwill of the business of each member of the Group.

1.3 Each undertaking contained in this clause 5 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason the remaining undertakings or parts thereof, as appropriate, shall continue to bind the Covenantors.

1.4 If any undertaking contained in this clause 5 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the generality of the foregoing, such period (as the same may previously have been reduced by virtue of this clause 5.4) shall take effect as if reduced by six months until the resulting period shall be valid and enforceable.

1.5 No provision of this agreement, by virtue of which this agreement is subject to registration (if such be the case) under the Restrictive Trade Practices Act 1976 (unless this agreement is a non-notifiable agreement pursuant to section 27A of that Act), shall take effect until the day after particulars of this agreement have been furnished to the Director-General of Fair Trading pursuant to section 24 of that Act. For this purpose the expression "this agreement" includes any agreement or arrangement of which this agreement forms part and which is registrable or by virtue of which this agreement is registrable.

2. CONFIDENTIAL INFORMATION

2.1 The Covenantors shall:-

     (a) not and shall procure that none of their connected persons or any director, officer or employee or adviser or agent of their Related Persons shall use or disclose to any person Confidential Information; and

     (b) use reasonable endeavours to prevent the use or disclosure of Confidential Information by their connected persons.

2.2 Clause 6.1 does not apply to:-

     (a) disclosure of Confidential Information to or at the written request of the Purchaser;

     (b) use or disclosure of Confidential Information required to be disclosed by law, regulation, any revenue authority or any Stock Exchange;

     (c) disclosure of Confidential Information to professional advisers for the purpose of advising the Covenantors, including advice in connection with any claim under the terms of the agreement or any agreement or document referred to herein or contemplated hereby; or

     (d) Confidential Information which is in the public domain other than by a breach by any of the Covenantors of clause 6.1.

3. ANNOUNCEMENTS

3.1 No party shall disclose the making of this agreement nor its terms nor any other agreement referred to in this agreement (except those matters set out in the press release in the agreed terms) and each of the parties shall use all reasonable endeavours to procure that each of its Related Persons and its professional advisers shall not make any such disclosure without the prior consent of the other party unless disclosure is:-

     (a)  to its professional advisers; or

     (b) required by law or the rules of any stock exchange or other regulatory body and disclosure shall then only be made by that party:-

          (i) after it has taken all such steps as may be reasonable in the circumstances to agree the contents of such announcement with the other parties before making such announcement and provided that any such announcement shall be made only after notice to the other parties; and

          (ii) to the person or persons and in the manner required by law or any Stock Exchange or as otherwise agreed between the parties provided that this clause 7.1 does not apply to announcements, communications or circulars made or sent by the Purchaser after Completion to customers, clients or suppliers of any Group Company to the extent that it informs them of the Purchaser's acquisition of the Shares or to any announcements containing only information which has become publicly available.

3.2 The restrictions contained in clause 7.1 shall apply without limit of time and whether or not this agreement is terminated.

4. COSTS

Each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares.

5. EFFECT OF COMPLETION

5.1 The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

5.2 The remedies of the Purchaser in respect of any breach of any of the Warranties shall continue to subsist notwithstanding Completion.

6. FURTHER ASSURANCES

6.1 Following Completion the Vendors (other than NatWest Ventures Nominees) shall from time to time forthwith upon request from the Purchaser at such Vendors' expense do or procure the doing of all acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Purchaser for the purpose of vesting in the Purchaser the full legal and beneficial title to the Shares;

6.2 Following Completion the Vendors shall from time to time forthwith upon request from the Purchaser at the Purchaser's expense do or procure the doing of all reasonable acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Purchaser for the purpose of giving the Purchaser the full benefit of this agreement.

7. ENTIRE AGREEMENT

7.1 Each party on behalf of itself and as agent for each of its Related Persons acknowledges and agrees with the other parties (each such party acting on behalf of itself and as agent for each of its Related Persons if any) that:-

     (a) this agreement together with any other documents referred to in this agreement (together the "TRANSACTION DOCUMENTS") constitute the entire and only agreement between the parties relating to the Acquisition;

     (b) it has not been induced to enter into any Transaction Document in reliance upon, nor have they been given, any warranty, representation, statement, assurance, covenant, agreement, undertaking, indemnity or commitment of any nature whatsoever other than as are expressly set out in the Transaction Documents and, to the extent that any of them have been, it (acting on behalf of itself and as agent on behalf of each of its Related Persons, if any) unconditionally and irrevocably waives any claims, rights or remedies which any of them might otherwise have had in relation thereto;

PROVIDED THAT the provisions of this clause 11 shall not exclude any liability which any of the parties or, where appropriate, their Related Persons would otherwise have to any other party or, where appropriate, to any other party's Related Persons or any right which any of them may have in respect of any statements made fraudulently by any of them prior to the execution of this agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

8. VARIATIONS

This agreement may be varied only by a document signed by each of the Vendors, the Warrantors and the Purchaser.

9. WAIVER

9.1 A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

9.2 No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.3 No breach of any provision of this agreement shall be waived or discharged except with the express written consent of the Vendors, the Warrantors and the Purchaser.

9.4 The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

10. INVALIDITY

10.1 If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction:-

     (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

     (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

shall not be affected or impaired in any way.

11. NOTICES

11.1 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):-

         IN THE CASE OF THE PURCHASER TO:-
         Address                                 Big Flower Ltd, c/o
                                                 3 East 54th Street, 17th Floor,
                                                 New York City, 10022, USA

         Fax:                                    001 212 521 1640

         Attention:                              Mark Angelson

         IN THE CASE OF THE VENDORS TO:-         Clive Ingham and Michael Hunter
                                                 at the addresses in Schedule
                                                 1 and copied to S. J. Berwin &
                                                 Co (Attention: Graham White)
         IN THE CASE OF NATWEST VENTURES         Wragge & Co, 55 Colmore Row,
         NOMINEES TO:-                           Birmingham B3 2AS
         Fax:                                    0121 214 1099
         Attention:                              Andrew Lawton Smith



and shall be deemed to have been duly given or made as follows:-

     (a) if personally delivered, upon delivery at the address of the relevant party;

     (b) if sent by first class post, two Business Days after the date of posting;

     (c)  if sent by air mail, five Business Days after the date of posting; and

     (d)  if sent by fax, when despatched;

provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made outside 9.00 a.m. - 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

11.2 A party may notify the other party to this agreement of a change to its name, relevant addressee, address or fax number for the purposes of clause 15.1 provided that such notification shall only be effective on:-

     (a) the date specified in the notification as the date on which the change is to take place; or

     (b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

12. COUNTERPARTS

This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take effect until it has been executed by all parties.

13. GOVERNING LAW AND JURISDICTION

13.1 This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

13.2 Each of the parties to this agreement irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

13.3 Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum for any such Proceedings or Disputes and further irrevocably agrees that a judgment in any Proceedings or Disputes brought in any court referred to in this clause 20 shall be conclusive and binding upon the parties and may be enforced in the courts of any other jurisdiction.

13.4 Without prejudice to any other permitted mode of service the parties agree that service of any writ, notice or other document ("DOCUMENTS") for the purpose of any Proceedings begun in England shall be duly served upon it if delivered personally or sent by registered post, in the case of any Vendor shown in Part II of Schedule 1 to S J Berwin & Co of 222 Grays Inn Road, London WC1X 8HB (ref:
Graham White C12843.1) or such other person and address in England and/or Wales as any such Vendor shall notify the Purchaser in writing from time to time.

14. ASSIGNMENT

14.1 It is hereby agreed and declared that the benefit but not the burden of this agreement may be assigned by the Purchaser to any member of the Purchaser's Group but prior to any such assignee leaving the Purchaser's Group, the benefit of this agreement shall be reassigned to another member of the Purchaser's Group.

15. PERIOD TO COMPLETION

15.1 The Vendors (excluding NatWest Ventures Nominees) and the Warrantors undertake with the Purchaser that in the period from the date hereof until Completion to:-

     (a) operate the business and activities of each Group Company in their usual course and use all reasonable efforts between today's date and the Completion Date as to procure that no act or event shall occur during that period which would be reasonably expected to result in a breach of the Warranties upon their repetition immediately prior to Completion; and

     (b) procure that each Group Company shall comply with each of the undertakings set out in schedule 8.

Nothing done by Mr M Angelson will constitute a breach of this clause 19.1.

15.2 Pending Completion the Purchaser and any person authorised by it shall be given reasonable access on reasonable notice to the Properties and (subject to maintaining confidentiality) to all the books and records of each Group Company and the directors and employees of each Group Company shall be instructed to give as soon as is reasonably practicable all such information and explanations as the Purchaser or any such person may reasonably request.

15.3 The Vendors (excluding NatWest Ventures Nominees) and the Warrantors undertake to the Purchaser that they will disclose forthwith in writing to the Purchaser any matter or thing which may arise or become known to any of them after the date hereof which is inconsistent with any of the Warranties.


IN WITNESS whereof this agreement has been executed on the date first above written.

                                   SCHEDULE 1
                       PARTICULARS RELATING TO THE VENDORS
                                     PART I

------------------------------------------------------------------------------------------------------------------------------
  Column       1                          2                           3                                     4
               Names & Addresses of       Number of Shares held       Cash at Completion                    Joint Account
               the Vendors                                            from Purchaser (for                   %
                                                                      Ord and Pref Ord) and
                                                                      Redemption Money (for A
                                                                      Pref and B Pref) from Company
                                                                      (plus dividends) L
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  1.           Michael Carney Gray        1,769,240 Ord               5,036,047.38                          35.890
               Hunter                       591,380 Pref Ord          1,677,333.34
               23 Broadlands Road         1,840,862 A Pref            1,840,862 (+65,438.86)
               Highgate                     583,938 B Pref              583,938 (+20,757.79)
               London N6 4AE                339,138 B Pref              339,138 (+12,055.66)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  2.           Clive Ingham               1,250,000 Ord               3,345,360.29                          17.880
               The Cottage
               Pheasants Hill
               Hambledon
               Oxfordshire RG9 6RT
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  3.           A C R Taylor                 188,462 B Pref              188,462                               NIL
               The Stables                                              (+6,699.44)
               Church Lane
               Dingley
               Market Harborough
               Leicestershire
               LE16 8PG
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  4.           S C L Dixon                  188,462 B Pref              188,462                               NIL
               The Laurels                                              (+6,699.44)
               Walkers Avenue
               Old Road
               Walgrave
               Northants NN6 9TP
------------------------------------------------------------------------------------------------------------------------------

                                                     PART II


------------------------------------------------------------------------------------------------------------------------------
  Column       1                          2                           3                                4
               Names & Addresses of       Number of Shares held       Cash at Completion               Joint Account
               the Vendors                                            from Purchaser (for              %
                                                                      Ord and Pref Ord) and
                                                                      Redemption Money (for A
                                                                      Pref and B Pref) from
                                                                      Company L

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  5.           Adicta Holding BV          538,460 Ord                 1,441,074.15                     7.705

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  6.           Mysildo BV                 538,460 Ord                 1,441,074.15                     7.705
------------------------------------------------------------------------------------------------------------------------------
  7.           Quadrangle Holding BV      538,460 Ord                 1,441,074.15                     7.705
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  8.           Sandmountain BV            538,460 Ord                 1,441,074.15                     7.705
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  9.           Snowwood Holding BV        538,460 Ord                 1,441,074.15                     7.705
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  10.          Telope Holding BV          538,460 Ord                 1,441,074.15                     7.705
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  11.          NatWest Ventures           2,100,920 Pref Ord          7,523,184.09                     Nil
               Nominees Limited           6,539,908 A Pref            6,539,908 (+232,480.29)
               135 Bishopsgate,
               London EC2M 3UR
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
  .                                       5,000,000 Ord               17,027,852.57                    100
                                          2,692,300 Pref Ord          9,200,517.43
                                          8,380,770 A Pref            8,380,770 (+297,919.15)
                                          1,300,000 B Pref            1,300,000 (+46,212.33)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

                                                    PART III



------------------------------------------------------------------------------------------------------------------------------
  Column       1                          2                           3                       4
               Names & Addresses of       Number of Shares held       Cash at Completion      Joint Account
               the Vendors                                            from Purchaser (for     %
                                                                      Ord and Pref Ord)
                                                                      and Redemption Money
                                                                      (for A Pref and B Pref)
                                                                      from Company L

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
  12.          R S Taylor                 Nil                         Nil                     Nil
               The Stables
               Church Lane
               Dingley
               Market Harborough
               Leicestershire
               LE16 8PG
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
  13.          N W Dixon                  Nil                         Nil                     Nil
               The Laurels
               Walkers Acre
               Old Road
               Walgrave
               Northants NN6 9TP
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


                                   SCHEDULE 2
                       PARTICULARS RELATING TO THE COMPANY


Authorised                    6,500,000 Ordinary shares of 10p each
share capital:                2,692,300 Preferred Ordinary shares of 10p each
                              8,380,770 A Preference shares of L1 each
                              1,300,000 B Preference shares of L1 each


Issued share                  6,250,000 Ordinary shares of 10p each
capital:                      2,692,300 Preferred Ordinary shares of 10p each
                              8,380,770 A Preference shares of L1 each
                              1,300,000 B Preference shares of L1 each


Directors:                    M G Hunter
                              R S Taylor
                              N W Dixon
                              K P Reynolds
                              C Ingham


Secretary:                    R S Taylor


Auditors:                     KPMG


Accounting reference date:    30 September


Registered Office:            35 St. Thomas Street
                              London SE1


                                   SCHEDULE 3
                      PARTICULARS RELATING TO SUBSIDIARIES

                              Harvey/Hunter        Colorfactory Ltd     Iceberg Marketing
                              -------------        ----------------     -----------------
                              Holdings Ltd                              Ltd
                              ------------                              ---

Authorised share              5,000 Ordinary       100,000 Ordinary     2 Ordinary Shares
capital:                       Shares of L1 each   Shares of L1 each    of L1 each
                              US$1,000
                               comprising of
                               100,000 Bearer
                               Shares  of
                               US$0.01 each

Issued share                  4,629 Ordinary       100,000 Ordinary     2 Ordinary Shares
capital:                       Shares of L1 each   Shares of L1 each    of L1 each
                              92,580 Bearer
                               Shares of
                               US$0.01 each

Directors:                    R S Taylor           M C G Hunter         M C G Hunter
                              N W Dixon            N W Dixon            R S Taylor
                              M C G Hunter         R S Taylor           N W  Dixon
                                                                        C W  Ingham
                                                                        S Knibbs

Secretary:                    R S Taylor           R S Taylor           R S Taylor

Auditors:                     KPMG                 Dormant              KPMG

Accounting reference          30 September         30 September         30 September
date:

Registered Office:            11 Chartwell Drive   11 Chartwell Drive   11 Chartwell Drive
                              Wigston              Wigston              Wigston
                              Leicester            Leicester            Leicester
                              LE18 2FL             LE18 2FL             LE18 2FL



                              Colorgraphic         Monitor              Cobalt Customer
                              ------------         -------              ---------------
                              (Leicester) Ltd      Transactional        Solutions Ltd
                              ---------------      -------------        -------------
                                                   Mailing Ltd
                                                   -----------

Authorised share              400,000 Ordinary     L100 Ordinary        L100 Ordinary
capital:                      Shares of L1 each    Shares of L1 each    Shares of L1 each


Issued share                  400,000 Ordinary     1 Ordinary Share     1 Ordinary Share
capital:                      Shares ofL1 each


Directors:                    N W Dixon            C W Ingham           C W Ingham
                              M C G Hunter         N W Dixon            N W Dixon
                              C W Ingham           R S Taylor           R S Taylor
                              R S Taylor


Secretary:                    R S Taylor           R S Taylor           R S Taylor


Auditors:                     Pricewaterhouse      Newly incorporated   Newly incorporated
                              Coopers              29/6/98              21/7/98


Accounting reference          30 September         Incorporated         Incorporated
date:                                              29/6/98              26/6/98


Registered Office:            11 Chartwell Drive   11 Chartwell Drive   11 Chartwell Drive
                              Wigston              Wigston              Wigston
                              Leicester            Leicester            Leicester
                              LE18 2FL             LE18 2FL             LE18 2FL


                                   SCHEDULE 4
                               FORM OF RESIGNATION


To:   The Directors
      Colorgraphic Direct Response Limited (the "COMPANY") and each of its subsidiaries (the "GROUP") [and each of their respective directors employees agents and advisers]

Date:                                     -                           1998


Gentlemen,

I hereby resign as Director and, if applicable, as Secretary, and if applicable, as employee of the Company (and, if applicable, all other companies in the Group) with effect from today. I confirm that, as at the date hereof, I have no claims against the Company or any other company in the Group or any of you in respect of any cause, matter or thing whatsoever but to the extent any such claim exists I hereby irrevocably waive such claim and release the Company and every other company in the Group and each of you from any liability or obligation whatsoever in respect thereof.


EXECUTED as a DEED          )
and DELIVERED by -          )
in the presence of:         )



----------------------------------

(Witness)

Name:

Address:


Occupation:

                                   SCHEDULE 5
                                 THE WARRANTIES

For the purpose of this schedule 5 Company means Colorgraphic Direct Response Ltd and includes the Subsidiaries, all of them and each of them as the context admits.

Any Warranty expressed to be given "to the best of the Vendors' or Warrantors knowledge and belief" or "so far as the Vendors or Warrantors are aware" or otherwise qualified by reference to the knowledge of the Vendors or Warrantors shall be deemed to mean the knowledge, belief or awareness which the Warrantors
(i) actually have; or (ii) would have if they had made all reasonable enquiries.

In this schedule 5 the following words have the following meanings, unless the context otherwise requires:

"ACCOUNTS" means the audited financial statements of the Group comprising the consolidated balance sheet, profit and loss account and cash flow statement of the Group together with the notes thereon, directors' report and auditors' certificate, as at and for the financial period ended on the Accounts Date;

"ACTIVITIES" means any activity, operation or process carried out by the Company at any property whether or not currently owned, occupied or used by the Company;

"CAA" means the Capital Allowances Act 1990;

"COMPETENT AUTHORITY" means any person or legal entity (including any government or government agency) having regulatory authority under Environmental Laws and/or any court of law or tribunal;

"DISTRIBUTION" means a distribution as defined by sections 209 to 211 (inclusive) of the TA and section 418 of the TA;

"ENVIRONMENT" means any and all organisms (including without limitation man), ecosystems, property and the following media: air, (including without limitation, the air within buildings and the air within other natural or man-made structures whether above or below ground); water (including without limitation, water under or within land or in drains or sewers and coastal and inland waters); and land (including without limitation, land under water);

"ENVIRONMENTAL LAWS" means all international, EU, national, federal, state or local statutes, (which for the avoidance of doubt shall include the Producer Responsibility Obligations (Packaging Waste) Regulations 1997, section 57 and schedule 22 of the Environment Act 1995 and the guidance and regulations adopted under those provisions, (save to the extent they impose materially more onerous obligations and/or the definition of contaminated land is materially wider than the draft guidance and regulations) by-laws, orders, regulations or other law or subordinate legislation or common law, all orders, ordinances, decrees or regulatory codes of practice, circulars, guidance notes and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection or prevention of harm to the Environment or health and safety;

"ENVIRONMENTAL LIABILITY" means liability (including, without limitation, liability in respect of Remedial Action) on the part of the Company under Environmental Laws;

"ENVIRONMENTAL PERMIT" means any and all licences, consents, permits, authorisations or similar, made or issued pursuant to or under, or required by, Environmental Laws in relation to the carrying on by the Company of its business;

"ERA" means the Employment Rights Act 1996;

"FORMER PROPERTY" means any and all land or property, other than the Properties, owned, occupied or used at any time by the Company;

"HARM" OR "DAMAGE" in relation to the Environment mean harm or damage to health of living organisms (which in the case of man includes offence caused to any of his senses or harm to his property) or other interference with ecological systems of which they form part;

"HAZARDOUS MATTER" means any natural or artificial substance (whether solid, liquid, gas and whether alone or in combination with any other substance) which is capable of causing harm to or have a deleterious effect on the Environment;

"ITA" means the Inheritance Tax Act 1984;

"REMEDIAL ACTION" means (i) preventing, limiting, removing, remedying, cleaning up, abating, containing or ameliorating the presence or effect of any Hazardous Matter in the Environment (including without limitation the Environment at the Properties) or (ii) carrying out investigative and/or monitoring work and obtaining legal and other professional advice as is reasonably required in relation to (i);

"SUBSTANTIAL CUSTOMER" means a customer accounting for more than five per cent. of the Group's sales in the financial year ended on the Accounts Date;

"SUBSTANTIAL SUPPLIER" means a supplier accounting for more than five per cent. of the Group's purchases in the financial year ended on the Accounts Date;

"TAX" OR "TAX" has the meaning ascribed to it in the Tax Deed;

"TAXATION AUTHORITY" means any local, municipal, governmental, state, federal or fiscal, revenue, customs or excise authority, body, agency or official anywhere in the world having power or authority in relation to Tax including the Inland Revenue and HM Customs and Excise;

"TAXATION STATUTES" has the meaning ascribed to it in the Tax Deed;

"TCGA" means the Taxation of Chargeable Gains Act 1992;

"TMA" means the Taxes Management Act 1970;

"TRANSFER REGULATIONS" means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

"TULR(C)A" means the Trade Union and Labour Relations (Consolidation) Act 1992;

"VATA" means the Value Added Tax Act 1994 and "VAT LEGISLATION" means VATA and all regulations and orders made thereunder;

"YEAR 2000 CONFORMITY" shall have the meaning set out in the document published with reference number DISC PD2000-1 by the part of the British Standards Institution called DISC entitled "A Definition of Year 2000 Conformity Requirements". In construing the meaning of this definition, regard shall be had to the Amplification of the Definition and Rules set out in the same document.


1.    VENDORS' CAPACITY

1.1   AUTHORISATIONS

The Warrantors have obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower them to enter into and to perform the obligations under this agreement and each document to be executed by them at or before Completion.

1.2   PROPER EXECUTION

The Vendors' obligations under this agreement and each document to be executed at or before Completion are or when the relevant document is executed, will be enforceable in accordance with their terms.

2.    THE COMPANY, THE SHARES AND THE SUBSIDIARIES

2.1   INCORPORATION AND EXISTENCE

The Company and each of the Subsidiaries are limited companies incorporated under English law and have been in continuous existence since incorporation.

2.2   THE SHARES

      (a)   The Vendors are the only legal and beneficial owners of the Shares.

      (b) The Company has not allotted any shares other than the Shares and the Shares are fully paid or credited as fully paid.

      (c) There is no Encumbrance in relation to any of the Shares or unissued shares in the capital of the Company. No person has claimed to be entitled to an Encumbrance in relation to any of the Shares and no Group Company is under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any of the Shares or any interest therein to any person.

      (d) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre-emption or conversion).

2.3   THE SUBSIDIARIES

      (a) The Company does not have any subsidiary undertakings other than the Subsidiaries. Each of the Subsidiaries is a wholly-owned subsidiary of the Company (unless otherwise indicated in schedule 3) and each of the shares of each such company has been properly allotted and issued and is fully paid or credited as fully paid.

      (b) There is no Encumbrance in relation to any of the shares or unissued shares in the capital of any of the Subsidiaries. No person has claimed to be entitled to an Encumbrance in relation to any of the shares of any of the Subsidiaries and no Group Company is under any obligation (whether actual or contingent) to sell, charge or otherwise dispose of any shares in any of the Subsidiaries or any interest therein to any person.

      (c) Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a share in the capital of any of the Subsidiaries (including an option or right of pre-emption or conversion).

      (d) The Company does not own any shares or stock in the capital of nor does it have any beneficial or other interest in any company or business organisation other than the Subsidiaries nor does the Company control or take part in the management of any other company or business organisation.

3.    ACCOUNTS

3.1   GENERAL

      (a)   The Accounts show a true and fair view of the:-

            (i)   state of affairs at the Accounts Date; and

            (ii) the profits and losses for the financial year ended on the Accounts Date of the Company (or of the Group to the extent that they are consolidated accounts).

      (b) The Accounts have been prepared and audited in accordance with the standards, principles and practices specified on the face of the Accounts applied on a consistent basis and subject thereto in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom consistently applied.

      (c) The Accounts have been prepared on a basis consistent with the basis upon which all audited accounts of the Company have been prepared in respect of the three years before the Accounts Date.

3.2   LIABILITIES

The Accounts make full provision or reserve for or disclose all liabilities (other than in respect of Tax) of the Company whether actual, contingent or otherwise in accordance with generally accepted accounting principles and practices used in the United Kingdom.

3.3   EXTRAORDINARY AND EXCEPTIONAL ITEMS

The results shown by the audited profit and loss account of the Company and the consolidated audited profit and loss accounts of the Group for each of the three financial years of the Company and the Group ended on the Accounts Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional or non recurring item or by any other matter making the profits or losses for a period covered by any of those accounts unusually high or low and do not include any profit or loss on any transaction between any Vendor or any Related Person or connected person of any Vendor on the one hand and the Company on the other.

3.4   VALUATION OF STOCK

In the Accounts:-

      (a) stock was valued in the same way as in the two preceding financial years and on the basis of the lower of cost and net realisable value; and

      (b) all redundant and obsolete stock was written off and full provision was made for all slow-moving and damaged stock.

3.5   DEPRECIATION

The object of the rates of depreciation and amortisation used in the audited accounts of the Company and the Group for the three financial years of the Company and the Group ended on the Accounts Date is to ensure that each fixed asset of the Company will be written down to nil by the end of its useful life.

3.6   FIXED ASSETS

The value of all of the fixed assets of the Company as shown in the Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

3.7   OFF BALANCE SHEET FINANCING

No member of the Group is engaged in any financing (including the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

3.8   ACCOUNTING AND OTHER RECORDS

      (a) The books of account and all other records of the Company (including any which it may be obliged to produce under any contract now in force) are up-to-date in all material respects, in its possession and are correct in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom in all material respects.

      (b) All deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in the possession of the Company are in the possession of the Company or under its control.

3.9   ACCOUNTING REFERENCE DATE

The accounting reference date of the Company under section 224 of the Companies Act 1985 is, and during the last six years has always been, 30 September.

3.10  MANAGEMENT ACCOUNTS

The management accounts of the Group for the period from the Accounts Date to November 1998 (a copy of which are annexed to the Disclosure Letter) have been prepared on a basis consistent with the Accounts and are true and accurate in all material respects and give a true and fair view of the state of affairs of the Group as at such date and of the financial position and results of the Group for the period from the Accounts Date to such date and comply with the terms of Warranties 3.2-3.6 (inclusive) above.

3.11  CAPITAL EXPENDITURE

The Group has made capital expenditure in accordance with the items in the list at document B20 annexed to the Disclosure Letter and such items have been fully paid for and such payments are reflected in the Accounts.

3.12  BUSINESS PLAN

So far as the Vendors are aware, the Company's "Colorgraphic Business Plan (issued October 1997 and updated April 1998)" and monthly budgets for years ending 30 September 1999 and 2000 as annexed to the Disclosure Letter, have been compiled after due and careful enquiry and on reasonable bases consistent with the basis upon which the Accounts have been prepared and all assumptions on which such projections are based, are reasonable assumptions and are disclosed in such documents or in the Disclosure Letter.

4.    CHANGES SINCE THE ACCOUNTS DATE

4.1   GENERAL

Since the Accounts Date:-

      (a) the Company has carried on its business in the ordinary course and so as to maintain the business as a going concern;

      (b) there has been no material adverse change in the financial or trading position or prospects of the Company; and

      (c) there has been no material reduction in the value of those fixed assets specified in the Accounts, to the extent still owned by the Company other than reductions in value due to market conditions generally.

4.2   SPECIFIC

Since the Accounts Date:-

      (a)   the Company has not, other than in the ordinary course of trading:-

            (i) disposed of, or agreed to dispose of, an asset with a value in excess of the budget provided to the Purchaser; or

            (ii) assumed or incurred or paid, or agreed to assume or incur a liability (actual or contingent) which is outside the ordinary course of business;

      and in the case of a disposal or agreement to dispose of an asset for an amount which is lower than book value or an open market arm's length value, whichever is the higher;

      (b) the Company has not acquired or agreed to acquire an asset for an amount which is higher than open market arm's length value;

      (c) the Group has not made, or agreed to make or incurred, or agreed to incur, a commitment or connected commitments involving capital expenditure exceeding in total L250,000;

      (d) no Substantial Supplier or Substantial Customer has ceased or substantially reduced its trade with the Company or has altered the terms of trade to the Company's disadvantage;

      (e) the Company has not declared, paid or made a dividend or other distribution (including a distribution within the meaning of the TA) except to the extent provided in the Accounts;

      (f) no resolution of the shareholders of the Company has been passed (except for those representing the ordinary business of an annual general meeting);

      (g) the Company has not repaid or redeemed share or loan capital, or made (whether or not subject to conditions) an agreement or arrangement or undertaken an obligation to do any of those things;

      (h) the Company has not paid nor is under an obligation to pay any service, management or similar charges or any interest or amount in the nature of interest to any other person or incurred any liability to make such a payment or made any payment to any of the Vendors or any of their connected persons whatsoever; and

      (i) the Company has not incurred or paid any liability for any financial, legal, accountancy, surveyors, valuers, environmental, actuaries or other professional advisers fees.

5.    ASSETS

5.1   TITLE AND CONDITION

      (a) There are no Encumbrances, nor has the Company agreed to create any Encumbrances, over any part of its undertaking or assets and each asset used by the Company in the operation of its business (tangible or intangible) is:-

            (i)   legally and beneficially owned by the Company; and

            (ii)  where capable of possession, in the possession of the Company.

      (b) The Company owns each asset (tangible or intangible) necessary for the operation of its business as currently conducted and without limitation no rights (other than rights as shareholders in the Company) relating to the business of the Company are owned or otherwise enjoyed by or on behalf of any of the Vendors of any of their connected persons.

      (c) All plant, machinery, vehicles and equipment owned or used by the Company are in good condition and working order having regard to age and have been regularly and properly maintained. None is dangerous, inefficient, out-of-date, unsuitable or in need of renewal or replacement or surplus to the Company's requirements.

5.2   HIRE PURCHASE AND LEASED ASSETS

Copies of any bill of sale or any hiring or leasing agreement, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement to which the Company is a party are annexed to the Disclosure Letter.

5.3   STOCK

      (a) The Company's stock is of satisfactory quality and saleable in the usual course of its business in accordance with its current price list.

      (b) The Company has not supplied, or agreed to supply, goods which have been, or will be, defective or which fail, or will fail, to comply with their terms of sale.

      (c) So far as the Vendors are aware no goods in a state ready for supply by the Company are, or will be, defective or will fail to comply with terms of sale similar to terms of sale on which similar goods have previously been sold by the Company.

      (d) The Company's level of stock is reasonable having regard to current and anticipated demand.

      (e) The Company has not acquired nor agreed to acquire any material part of its stock on terms that the property therein does not pass until full payment is made.

6.    INTELLECTUAL PROPERTY

6.1   GENERAL

      (a) Save for Intellectual Property licensed to the Company, the Company does not use any registered Intellectual Property or Intellectual Property for which a registration has been applied for in connection with its business and no notice has been received by the Company or the Vendors alleging that it is not the sole and absolute legal and beneficial owner of all unregistered Intellectual Property used in connection with its business.

      (b) The Intellectual Property used by the Company in connection with its business is free from Encumbrances and, in the case of confidential information, any disclosure obligation and is so far as the Vendors are aware subsisting, valid, exercisable and enforceable.

6.2   RENEWALS/MAINTENANCE

All registration and renewal fees have been paid in relation to the Intellectual Property which is registered or applied for in the name of the Company. All commercially reasonable steps have been taken for the prosecution and maintenance of such Intellectual Property and all commercially reasonable steps have been taken for the maintenance and protection of unregistered Intellectual Property owned by the Company.

6.3   LICENCES

      (a) So far as the Vendors are aware there has been no breach nor so far as the Vendors are aware is there any fact or matter which would or may create a material breach of any licences, agreements, consents or undertakings whether currently in existence or being negotiated necessary for the operation of the business as presently conducted and neither the Company nor the Vendors nor any of their related Related Persons is obliged to enter into any such agreement relating to the business of the Company.

      (b) The terms of all licences or rights granted to the Company or which the Company or the Vendors or any of their Related Persons intends to enter into for the purposes of the business of the Company or which are being currently negotiated or other agreement or consents or undertakings entered into by the Company or the Vendors or any of their Related Persons relating to the Intellectual Property used in the business of the Company are set out in the Disclosure Letter and neither the Company nor the Vendors nor any of their Related Persons is obliged to enter into any such agreement relating to the business of the Company. There has been or is no breach nor is there any fact or matter which would or may create a breach of such licences or undertakings.

6.4   INFRINGEMENT

      (a) So far as the Vendors are aware the use by the Company of any Intellectual Property used in the business of the Company does not and is not likely to infringe and the processes or methods employed, services provided, the business conducted and the products used manufactured and dealt in or supplied by the Company do not so far as the Vendors are aware infringe the Intellectual Property of any other person.

      (b) So far as the Vendors are aware no proceedings claims or complaints have been brought or so far as the Vendors are aware threatened by any third party or competent authority in relation to the Intellectual Property owned by or licensed to the Company including any concerning title subsistence validity or enforceability or grant of any right or interest in such Intellectual Property.

      (c) So far as the Vendors are aware no third party is infringing or misusing or threatening to infringe or misuse the Intellectual Property owned by or licensed to the Company.

      (d) The Company is not subject to any injunction, undertaking or court order or order of any other authority of competent jurisdiction not to use or restricting the use of any Intellectual Property.

6.5   CONFIDENTIAL AGREEMENTS

Save as disclosed, the Company has not and none of the Vendors nor any of their Related Persons has entered into any confidentiality or other agreement or is subject to any duty which restricts the free use or disclosure of any information used in the business of the Company and so far as the Vendors are aware there is no breach of any such agreement or duty.

7.    EFFECT OF SALE

7.1 Neither the execution nor performance of this agreement or any document to be executed at or before Completion will:-

      (a) so far as the Vendors are aware result in the Company losing the benefit of a Permit or an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this agreement in any jurisdiction; or

      (b) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate, or relieve a person from an obligation under, an agreement, arrangement or obligation to which the Company is a party or a legal or administrative requirement in any jurisdiction; or

      (c) so far as the Vendors are aware result in any Substantial Customer being entitled to or, so far as the Vendors are aware, cease dealing with the Company or substantially to reduce its existing level of business or to materially change the terms upon which it deals with the Company; or

      (d) so far as the Vendors are aware result in any Substantial Supplier being entitled to or, so far as the Vendors are aware, cease supplying to the Company or substantially to reduce its supplies to or to materially change the terms upon which it supplies the Company;

      (e) so far as the Vendors are aware and save as set out in this agreement result in any officer or senior employee leaving the Company; or

      (f) make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement.

8.    CONSTITUTION

8.1   INTRA VIRES

The Company has the power under its constitutional documents to carry on its business as now conducted and the business of the Company has at all times been carried on intra vires.

8.2   MEMORANDUM AND ARTICLES

The memorandum and articles of association of the Company in the form annexed to the Disclosure Letter are true and complete and have embodied therein or annexed thereto copies of all resolutions and agreements as are referred to in section 380 of the Companies Act 1985, and all amendments thereto (if any) were duly and properly made.

8.3   REGISTER OF MEMBERS

The register of members of the Company has been properly kept and contains true and complete records of the members from time to time of the Company and the Company has not received any notice or allegation that any of them is incorrect or incomplete or should be rectified.

8.4   POWERS OF ATTORNEY

The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way and which power of attorney remains in force or was granted or conferred within three years of the Completion Date.

8.5   STATUTORY BOOKS AND FILINGS

      (a) The statutory books of the Company are up to date, in its possession and are complete in accordance with the law.

      (b) All resolutions, annual returns and other documents required to be delivered to the Registrar of Companies (or other relevant company registry or other corporate authority in any jurisdiction) have been properly prepared and filed.

9.    INSURANCE

9.1   POLICIES

The Disclosure Letter contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (together the "POLICIES"). Each of the Policies is valid and enforceable and is not void or voidable. So far as the Vendors are aware there are no circumstances which might make any of the Policies void or voidable or lead any claim under the Policies to be avoided by the insurers.

9.2   INSURANCE OF ASSETS

The Company has at all material times insured against risks normally insured against by a prudent person operating the types of business operated by the Company.

9.3   CLAIMS

No claim is outstanding under any of the Policies and so far as the Vendors are aware no matter exists which might give rise to a claim under any of the Policies.

9.4   PREMIUMS

So far as the Vendors are aware the Company has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

10.   CONTRACTUAL MATTERS

10.1  VALIDITY OF AGREEMENTS

      (a) So far as the Vendors are aware there are no grounds for the invalidity of, or termination, avoidance or repudiation of, an agreement, arrangement or obligation with any Substantial Customer or Substantial Supplier ("CONTRACT"). No party with whom the Company has entered into any Contract has given notice of its intention to terminate, or has sought to repudiate or disclaim, the Contract.

      (b) So far as the Vendors are aware no party with whom the Company has entered into an agreement or arrangement is in material breach of the agreement or arrangement. So far as the Vendors are aware no matter exists which might give rise to such breach.

      (c) So far as the Vendors are aware the Company is not in breach of any agreement or arrangement. So far as the Vendors are aware no matter exists which might give rise to such breach.

10.2  STANDARD TERMS AND CONDITIONS

A copy of the standard terms and conditions of business of the Company are annexed to the Disclosure Letter and the Company has not entered into an agreement or arrangement with a customer or supplier on terms different from these.

10.3  SUPPLY CONTRACTS

A summary of all material terms of all agreements or arrangements with an individual supplier or customer for the supply of stock, raw materials, products or goods to or by the Company which involve or are likely to involve the supply of goods the aggregate sale value of which will represent in excess of five per cent. of the turnover for the financial year of the Company ended on the Accounts Date are contained in the Disclosure Letter and copies annexed to it.

10.4  MATERIAL AGREEMENTS

      (a) The Company is not a party to and is not liable under any material contract, transaction, arrangement or liability which:-

            (i)   is outside the ordinary course of business;

            (ii) is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

            (iii) is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

            (iv) cannot readily be fulfilled or performed by the Company on time without undue or unusual expenditure of money, effort or personnel;

            (v) involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

            (vi) involves an aggregate outstanding expenditure or other liability by the Group of more than L50,000; or

            (vii) restricts its freedom to engage in any activity or business or confines its activity or business to a particular place;

      (b)   The Company is not a party to and is not liable under:-

            (i) an agreement, arrangement or obligation by which the Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

            (ii) a distributorship, agency, marketing, licensing or management agreement or arrangement.

10.5  CONTRACTS WITH CONNECTED PERSONS

There is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) to which the Company or any employee of the Company is or was a party and in which any of the Vendors, a director or former director of any member of the Group or of any of the Vendors' Related Persons or a person connected with any of them is or was interested in any way. Save for matters connected with the Service Agreements, or otherwise arising out of the employment of Mr Ingham, Mr Taylor or Mr Dixon, or matters or claims arising under the terms of this agreement or any agreement referred to herein or contemplated hereby, the Company does not owe any obligation or sum to nor does it and neither will it or any of its employees immediately after Completion have any contractual or other arrangements of any sort with the Vendors or any of their connected persons and since the Accounts Date, save for ordinary course matters arising in connection with the holding of any office in the Company employment matters or rights attaching to the Shares, no payment or benefit has been made, given or received or agreed to be made given or received (including, in particular, interest) between or for the benefit of any of the Vendors or any of the Vendors' Related Persons or a person connected with any of them on the one hand and the Company or any employee of the Company on the other hand.

10.6  CONDITIONS AND WARRANTIES IN RESPECT OF GOODS OR SERVICES

Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the usual course of trading, the Company has not given a condition or warranty, or so far as the Vendors are aware made a representation, in respect of goods or services supplied or agreed to be supplied by it, or accepted an obligation that could give rise to a liability after the goods or services have been supplied by it.

11.   INFORMATION TECHNOLOGY

11.1  INFORMATION TECHNOLOGY

In the twelve months prior to the date hereof so far as the Vendors are aware the Company has not suffered and so far as the Vendors are aware no other person has suffered any failures or bugs in or breakdowns of any computer hardware or software used in connection with the business of the Company which have caused any substantial disruption or interruption in or to its use and the Vendors are not aware of any fact or matter which may so disrupt or interrupt or affect the use of such equipment as it is presently used.

11.2 So far as the Warrantors are aware all computer systems used in the business of the Company or which the Company is committed to purchase do comply with Year 2000 Conformity and for those systems which do not comply with Year 2000 Conformity, the Vendors are not aware of any matter which might prevent such systems achieving Year 2000 Conformity by 1 January 1999.

11.3 So far as the Vendors are aware (no enquiries having been made outside the Group) computer systems owned or used by any customers or suppliers of the Company comply with Year 2000 Conformity and will not cease to do so.

11.4 None of the software or technical manuals used by the Company has been copied wholly or substantially from any material in which the Company does not own copyright. In particular, the Company does not use any of the material described in clause 14.1 of the agreement dated 22 January 1996 between Checkmate Management Limited and Colorgraphic (Leicester) Limited, and has not used such material since the termination of that agreement.

11.5 All computer systems, excluding software, used in the business of the Company are owned and operated by and are under the control of the Company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Company. So far as the Vendors are aware, no action will be necessary to enable such systems to continue to be used in the business of the Company to the same extent and in the same manner as they have been used prior to the date hereof.

11.6 The Company is validly licensed to use the software used in its business and so far as the Vendors are aware no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as they have been used prior to the date hereof.

12.   LIABILITIES

12.1  BORROWINGS

The total amount borrowed by the Company from its bankers does not exceed the limits of the applicable facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

12.2  CONTINUANCE OF FACILITIES

Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are set out in the Disclosure Letter and whether or not of a type which would be required to be shown in or reflected in the Accounts (including any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance lease, hire purchase agreement, trade bills (other than those on terms normally obtained) forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing). So far as the Vendors are aware none of the Vendors' nor any of their Related Persons nor any member of the Group has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

12.3  BANK ACCOUNTS

A statement of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date of this agreement has been supplied to the Purchaser. The Company does not have any other bank or deposit accounts (whether in credit or overdrawn) not included in such statement. Since such statement there have been no payments out of any such accounts except for routine payments in the ordinary course of business and the balances on current account are not now substantially different from the balances shown on such statements.

12.4  GUARANTEES AND INDEMNITIES

      (a) The Company is not a party to and is not liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

      (b) No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person other than a Group Company.

12.5  EVENTS OF DEFAULT

No event has occurred or is subsisting or been alleged or so far as the Vendors are aware is likely to arise which:-

      (a) constitutes an event of default, or otherwise gives rise to an obligation to repay prior to stated maturity, or to give further security under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both);

      (b) will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both); or

      (c) with the giving of notice and/or lapse of time constitute or result in a default or the acceleration of any obligation under any agreement or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets is bound.

12.6  GRANTS

The Company is not liable to repay an investment or other grant or subsidy made to it by any person (including the Department of Trade and Industry or its predecessor). No matter (including the execution and performance of this agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

13.   PERMITS

13.1  COMPLIANCE WITH PERMITS

So far as the Vendors are aware, the Company has obtained and complied in all material respects with the terms and conditions of each Permit.

13.2  STATUS OF PERMITS

So far as the Vendors are aware there are no pending or threatened proceedings which might in any way affect the validity of the Permits and the Vendors are not aware of any other reason why any of them should be suspended, threatened or revoked or be invalid.

14.   INSOLVENCY

14.1  WINDING UP

No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company.

14.2  ADMINISTRATION

No administration order has been made and no petition for an administration order has been presented in respect of the Company.

14.3  RECEIVERSHIP

No receiver, receiver and manager or administrative receiver has been appointed of the whole or part of the Company's business or assets.

14.4  COMPROMISES WITH CREDITORS

      (a) No voluntary arrangement under section 1 of the Insolvency Act 1986 has been proposed or approved in respect of the Company.

      (b) No compromise or arrangement under section 425 of the Companies Act 1985 has been proposed, agreed to or sanctioned in respect of the Company.

      (c) The Company has not entered into any compromise or arrangement with its creditors or any class of its creditors generally.

14.5  INSOLVENCY

The Company is not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (but for this purpose ignoring the reference to "if it is proved to the satisfaction of the court that" in section 123(1)(e) and 123(2)).

14.6  PAYMENT OF DEBTS

The Company has not stopped paying its debts as they fall due.

14.7  DISTRESS ETC.

No distress, execution or other process has been levied on an asset of the Company.

14.8  UNSATISFIED JUDGMENTS

There is no unsatisfied judgment or court order outstanding against the Company.

14.9  STRIKING OUT

No action is being taken by the Registrar of Companies to strike the Company off the register under section 652 of the Companies Act 1985.

15.   LITIGATION AND COMPLIANCE WITH LAW

15.1  LITIGATION

      (a) Except for collection of debts in the ordinary course neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the three years ending on the date of this agreement been involved, in a material civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. No civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or so far as the Vendors are aware threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

      (b) So far as the Vendors are aware, no matter exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

      (c) There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable in relation to those acts or defaults.

15.2  COMPLIANCE WITH LAW

            So far as the Vendors are aware the Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

15.3  INVESTIGATIONS

            So far as the Vendors are aware the Company is not and has not been subject to any investigation, enquiry or disciplinary proceeding (whether judicial, quasi-judicial or otherwise) in any jurisdiction and so far as the Vendors are aware none is pending or threatened, and neither has it received any request for information from, any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction. So far as the Vendors are aware no matter exists which might give rise to such an investigation, enquiry, proceeding or request for information.

15.4  COMPETITION LAW

      (a) So far as the Vendors are aware the Company is not nor has been a party to or concerned in any agreement or arrangement, or conducted itself (whether by omission or otherwise) in a manner, which:-

            (i) could give rise to an investigation by the Office of Fair Trading or the Monopolies and Mergers Commission under the Fair Trading Act 1973;

            (ii) has been or is required to be furnished to the Director General of Fair Trading pursuant to the Restrictive Trade Practices Acts 1976 and 1977;

            (iii) contravenes the provisions of the Resale Prices Act 1976;

            (iv) contravenes the provisions of the Trade Descriptions Acts 1968 and 1972;

            (v) constitutes an anti-competitive practice within the meaning of the Competition Act 1980;

            (vi) constitutes a breach of any relevant undertaking, order, assurance or other measure made under the Fair Trading Act 1973, the Restrictive Trade Practices Acts 1976 and 1977, the Resale Prices Act 1976, the Trade Descriptions Acts 1968 and 1972, or the Competition Act 1980;

            (vii) infringes Articles 85 and/or 86 of the Treaty of Rome or their equivalent provisions under the European Economic Area Agreement or any other anti-trust or similar legislation in any jurisdiction; or

            (viii) is registrable, unenforceable or void (whether in whole or in part) or renders it liable to civil, criminal or administrative proceedings by virtue of any anti-trust, anti-monopoly, anti-cartel, consumer law or any other similar legislation in any jurisdiction.

      (b) The Company has not given an undertaking or written assurance (whether legally binding or not) to any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

      (c) The Company is not subject to an order, regulation or decision made by any court or governmental authority (including any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under any anti-trust or similar legislation in any jurisdiction.

      (d) The Company is not and has not been a party to or concerned in any agreement, arrangement or concerted practice in respect of which an application for negative clearance and/or an exemption has been made to the Commission of the European Communities or the EFTA Surveillance Authority.

      (e) The Company is not in a dominant position in a market in the European Community or the European Economic Area, or a substantial part of a market in the European Community or European Economic Area, for the purposes of Article 86 of the Treaty of Rome and
            Article 54 of the European Economic Area Agreement.

      (f) The Company has never received, nor is expecting to receive any aid (in whatever form) from a Member State of the European Communities or from State resources such as could be regarded as State aid for the purposes of Articles 92 to 94 of the Treaty of Rome.

15.5  UNLAWFUL PAYMENTS

So far as the Vendors are aware neither the Company nor a person for whose acts or defaults the Company may be vicariously liable has:-

      (a) induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift or other inducement;

      (b) offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

      (c) directly or indirectly made an unlawful contribution to a political activity.

All references to the Company in this paragraph 15 should be deemed to include the Company's officers, agents and employees.

16.   BROKERAGE OR COMMISSIONS

No person is entitled to receive from the Company or any Vendor or Related Person or a connected person of any of them, a finder's fee, brokerage or commission or other benefit in connection with this agreement or anything in it and in particular the Company is not liable to pay or give to any of its directors, officers, employees, agents and advisers any sum or benefit whatsoever in connection with the sale of the Shares and no such person has any interest in such sale.

17.   DIRECTORS AND EMPLOYEES

17.1  PARTICULARS OF OFFICERS

The particulars of all employees annexed to the Disclosure Letter show the names, job title, date of commencement of employment, date of birth and period of continuous employment (calculated in accordance with chapter 1 of part XIV of the ERA) of every employee of the Company.

17.2  REMUNERATION AND BENEFITS

The particulars of all employees annexed to the Disclosure Letter show all remuneration and other benefits:-

      (a)   actually provided; and

      (b) which the Company is bound contractually to provide (whether now or in the future)

to each officer and employee of the Company and are true and complete and include particulars of and details of participation in all profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors' and officers' insurance, travel, car, redundancy and other benefit schemes, arrangements and understandings (the "SCHEMES") operated for all or any employees or former employees of the Company or their dependants whether legally binding on the Company or not.

17.3  TERMS AND CONDITIONS

      (a) The Disclosure Letter contains copies of all the standard terms and conditions, staff handbooks and policies which apply to employees of the Company and identifies which terms and conditions apply to which employees.

      (b) There are no terms and conditions in any contract with any director, officer or employee of the Company pursuant to which such person will be entitled to receive any payment or benefit or such person's rights will change as a direct consequence of the transaction contemplated by this agreement.

      (c) There are no service agreements or contracts of employment between the Company and any of its directors, officers or employees containing any provision in addition to the matters required to be contained therein under section 1 of the ERA.

      (d) All employees of the Company have received a written statement of particulars of their employment as required by section 1 of the ERA.

17.4  OPERATION OF THE SCHEMES

      (a) The Schemes have at all times been operated in accordance with their governing rules or terms and all applicable laws and all documents which are required to be filed with any regulatory authority have been so filed and all tax clearances and approvals necessary to obtain favourable tax treatment for the Company and/or the participants in the Schemes have been obtained and not withdrawn and no act or omission has occurred which has or could prejudice any such tax clearance and/or approval.

      (b) No past or present director, officer, employee or any dependant thereof or any other participant in any Scheme has made any claim against the Company in respect of any Scheme and so far as the Vendors are aware no event has occurred which could or might give rise to any such claim.

17.5  NOTICE PERIODS

The terms of employment or engagement of all employees, agents, consultants and professional advisers of the Company are such that their employment or engagement may be terminated by not more than twelve weeks' notice given at any time without liability for any payment including by way of compensation or damages (except for unfair dismissal or a statutory redundancy payment).

17.6  CHANGES SINCE THE ACCOUNTS DATE

Since the Accounts Date the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus to any of its directors, officers or employees and the Company is under no obligation to make any such changes with or without retrospective operation.

17.7  LOANS

There are no amounts owing or agreed to be loaned or advanced by the Company to any directors, officers and employees of the Company (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

17.8  NOTICE OF TERMINATION AND LEAVE OF ABSENCE

      (a) In the twelve month period ending on the date of this Agreement, no director, officer or senior or other key employee of the Company has given or received notice to terminate his employment, and no employee is currently under notice of dismissal or serving notice to terminate his employment.

      (b) There are no directors, officers or employees of the Company who are on secondment, maternity leave or absent on grounds of disability or other leave of absence (other than normal holidays or absence of no more than one week due to illness).

17.9  PAYMENT UP TO COMPLETION

All salaries and wages and other benefits of all employees of the Company have, to the extent due, been paid or discharged in full.

17.10 INDUSTRIAL RELATIONS

      (a) No directors, officers or employees of the Company are members of a trade union, staff association or any other body representing workers and no such union, association or body is recognised by the Company for the purposes of collective bargaining.

      (b) The Disclosure Letter contains copies of and full details of all rights and liabilities relating or pursuant to any collective agreements (whether with a trade union, staff association or any other body representing workers and whether legally binding or not) concerning the Company.

      (c) Within the three years preceding the date hereof the Company has not been engaged or involved in any trade dispute (as defined in section 218 of the TULR(C)A) with any employee, trade union, staff association or any other body representing workers and so far as the Vendors are aware no event has occurred which could or might give rise to any such dispute and no industrial action involving employees of the Company, official or unofficial, is now occurring or threatened nor has any industrial relations or employment matter been referred either by the Company or its employees or by any trade union staff association or any other body representing workers to ACAS for advice, conciliation or arbitration.

17.11 CLAIMS BY EMPLOYEES

So far as the Vendors are aware no past or present director, officer or employee of the Company or any predecessor in business has any claim or right of action against the Company including any claim:-

      (a) in respect of any accident or injury which is not fully covered by insurance; or

      (b)   for breach of any contract of services or for services; or

      (c) for loss of office or arising out of or connected with the termination of his office or employment and so far as the Vendors are aware no event or inaction has occurred which could or might give rise to any such claim.

17.12 ENQUIRIES AND DISCRIMINATION

      (a) So far as the Vendors are aware there are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any directors, officers or employees by the Equal Opportunities Commission, the Commission for Racial

            Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

      (b) There are no terms or conditions under which any director, officer or employee of the Company is employed, nor so far as the Vendors are aware has anything occurred or not occurred prior to Completion that may give rise to any claim for sex discrimination, race discrimination, disability discrimination or equal pay either under domestic United Kingdom or European Law whether by such director, officer or employee or a prospective director, officer or employee or otherwise.

17.13 COMPLIANCE WITH LAWS

The Company has complied in all material respects with all relevant provisions of the Treaty of Rome, EC Directives, statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders, declarations and awards relevant to the Company's directors, officers and employees or the relations between the Company and any trade union, staff association or any other body representing workers.

17.14 TRANSFER REGULATIONS

The Company has not entered into any agreement and so far as the Vendors are aware no event has occurred which may involve the Company in the future acquiring any undertaking or part of one such that the Transfer Regulations may apply thereto.

17.15 DUTY TO INFORM AND CONSULT

The Vendors and the Company have complied with their obligations to inform and consult with trade unions and other representatives of workers and to send notices to the Secretary of State pursuant to sections 188 to 194 of the TULR(C)A and regulations 10 and 11 of the Transfer Regulations.

17.16 RECORDS

The Company has maintained adequate records regarding the service of its directors, officers and employees and such records comply with the requirements of the Data Protection Act 1984.

17.17 BUSINESS IS CONDUCTED BY EMPLOYEES

The Company has not entered into any agreement or arrangement for the management or operation of its business or any part thereof other than with its employees.

18. PROPERTIES

18.1 ALL PROPERTY

The Properties comprise all the freehold and leasehold land owned, used or occupied by and all the rights vested in the Company.

18.2 NO OTHER LIABILITIES

The Company has no actual or contingent obligations or liabilities (in any capacity including as principal contracting party or guarantor) in relation to any lease, licence or other interest in, or agreement relating to, land apart from the Properties.

18.3 TITLE DEEDS AND DOCUMENTS

The Company has under its control all title deeds and documents relating to the Properties listed in the schedule of such documents referred to in the Disclosure Letter.

18.4 NO OVERRIDING INTERESTS

So far as the Vendors are aware the Properties are not subject to any overriding interests within the meaning of section 70 of the Land Registration Act 1925.

18.5 LEASEHOLD PROPERTIES

Each of the Properties which is leasehold is held under the lease brief details of which are set out in schedule 7.

18.6 OCCUPATIONAL INTERESTS

The Company is in exclusive occupation of each and every part of the Properties.

18.7 REPLIES TO ENQUIRIES

So far as the Vendors are aware all disclosures and replies to enquiries and requisitions relating to the Properties made or given by or on behalf of the Vendors or the Company to the Purchaser or its solicitors are now and will at Completion be complete and correct in all material respects.

18.8 NO LITIGATION

So far as the Vendors are aware the Company is not engaged in any litigation or arbitration proceedings in connection with any of the Properties and has not committed any offences in connection with the Properties. There is no cause of action which has arisen or accrued or law suit or arbitration threatened or pending against the Company in connection with the Properties and no circumstances exist which are likely to give rise to any.

19. PENSIONS

19.1 PENSION ARRANGEMENTS DISCLOSED

Save in respect of the Colorgraphic (Leicester) Limited Retirement Benefits Scheme (the "DISCLOSED SCHEME") no Group Company is under any obligation or commitment, nor is it a party to any custom or practice, to pay, provide or contribute towards any "RELEVANT BENEFITS" within the meaning of section 612 of the TA (ignoring the exception therein) to or in respect of any person and has not at any time participated in or contributed towards any scheme or arrangement which has as its purpose or one of its purposes the provision of any such benefits (other than schemes which have been fully wound up).

19.2 EX GRATIA PENSIONS ETC.

No Group Company has made or proposed, nor will before Completion make or propose, any voluntary or ex gratia payments to any person in respect of any relevant benefit (as defined in paragraph 19.1 of this schedule).

19.3 UNDERTAKINGS AND ASSURANCES

No explicit undertaking or assurance (whether legally binding or not) has been given by the Company to any person as to the continuance, introduction, increase or improvement of any such benefit or scheme or arrangement as is referred to in paragraph 19.1 of this schedule (including, for the avoidance of doubt, the Disclosed Scheme).

19.4 DISCLOSURE OF DOCUMENTS

Details of the Disclosed Scheme have been supplied to the Purchaser or its legal advisers and in the form of:-

     (a) all trust deeds, rules and other documents which have at any time governed the Disclosed Scheme (including any which have now been superseded or consolidated);

     (b) a list of the Disclosed Scheme's active members, pensioners and deferred pensioners;

     (c) a statement of the basis on which the participating companies and the members of the Disclosed Scheme contribute thereto and copies of the above are annexed to the Disclosure Letter.

19.5 PAYMENT OF CONTRIBUTIONS

No contributions or premiums due in respect of the Disclosed Scheme by any participating company or member of the Disclosed Scheme are unpaid.

19.6 EXEMPT APPROVAL

The Disclosed Scheme is in receipt of interim approval from the Pension Schemes Office of the Inland Revenue and the Warrantors are not aware of any reason why such interim approval might be withdrawn or cease to apply.

19.7 CONTRACTING OUT

No employee of any Group Company is in contracted-out employment by reference to the Disclosed Scheme as defined in the Pension Schemes Act 1993.

19.8 INSURANCE OF DEATH BENEFITS

All lump sum death benefits which may be payable under the Disclosed Scheme (other than a refund of members' contributions with interest where appropriate) are fully insured with an insurance company.

19.9 LEGAL COMPLIANCE

So far as the Warrantors are aware the Disclosed Scheme has at all times been administered in accordance with the trusts powers and provisions of their governing documentation and have been administered in accordance with and comply with all applicable legislation and the general requirements of trust law and (without limitation to the foregoing) the applicable provisions of Article 119 Treaty of Rome and the Pensions Act 1995.

19.10 NO CLAIMS OR LITIGATION

So far as the Warrantors are aware no claim has been made or threatened against the trustees or administrator of the Disclosed Scheme or any company participating therein (including any complaint to the Pensions Ombudsman) in respect of any act, event, omission or other matter arising out of or in connection with the Disclosed Scheme (other than routine claims for benefits) and so far as the Warrantors are aware there are no circumstances which may give rise to any such claim. No Group Company has given any indemnity to any person in connection with the Disclosed Scheme.

19.11 MONEY PURCHASE BENEFITS ONLY

In addition to lump sum death in service benefits the Disclosed Scheme provides only money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993) and no promise or assurance (oral or written) has been given to any beneficiary that his or her benefits under that scheme (other than lump sum death in service benefits) will be calculated by reference to any person's remuneration or equate (approximately or exactly) to any particular amount.

19.12 FEES AND EXPENSES PAID

All actuarial, consultancy, legal and other fees and charges, and all taxation and other expenses for which liability has arisen, in respect of the Disclosed Scheme and whether payable by participating company or by the trustees thereof, have been paid and no services have been rendered in respect of the Disclosed Scheme in respect of which an account has not been rendered.

19.13 RECORDS PROPERLY MAINTAINED

So far as the Warrantors are aware the records of the Disclosed Scheme, including without prejudice to the generality of the foregoing all books of account and trustees' minutes, have been properly and accurately maintained and all such records are in the possession of or under the control of the trustees of the Disclosed Scheme. Subject to written notification by the Purchaser to the Vendor prior to the date which is six months after Completion, Mr Taylor and Mr Dixon shall meet the reasonable cost of remedying any default or inaccuracy in the records of the Disclosed Scheme or the maintenance thereof.

19.14 SCHEME ASSETS

The trustees of each Disclosed Scheme have legal title to all the assets of that scheme. None of the assets of the Disclosed Schemes constitute "employer-related investments" for the purposes of section 40 of the Pensions Act 1995. There are no encumbrances over any of the assets of the Disclosed Scheme and all such assets are either held directly by the trustees of the schemes or by investment managers (or their nominees) properly appointed by the trustees, and are not subject to any stock lending arrangements.

19.15 REGULATORY MATTERS

No reports have been made to or fine or penalty has been levied by the Occupational Pensions Regulatory Authority in relation to any Disclosed Scheme.

20. TAXATION

20.1 RETURNS

The Company has in all material respects made all returns and supplied all information and given all notices to the Inland Revenue or other Taxation Authority as required by law within any requisite period and all such returns and information and notices are correct and accurate in all respects and so far as the Vendors are aware are not the subject of any dispute and so far as the Vendors are aware there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

20.2 CLEARANCES

No action has been taken by the Company in respect of which any consent or clearance from the Inland Revenue or other Taxation Authority was required except in circumstances where such consent or clearance was validly obtained and where any conditions attaching thereto were met.

20.3 PAYMENT OF TAX BY INSTALMENTS

The Company has made no election or arrangement for the payment of Tax by instalments under section 280 of the TCGA.

                        PROVISION FOR AND PAYMENT OF TAX

20.4 PAYMENT OF TAX

The Company has paid all Tax to the extent that the same ought to have been paid and is not liable nor has it within three years prior to the date hereof been liable to pay any penalty or interest in connection therewith.

20.5 PAY AS YOU EARN

The Company has in the last three years properly operated the PAYE system deducting Tax as required by law from all payments to or treated as made to or benefits provided for employees, ex-employees or independent contractors of the Company (including any such payments within section 134 of the TA) and duly accounted to the Inland Revenue for Tax so deducted and has complied with all its reporting obligations to the Inland Revenue in connection with any such payments made or benefits provided, and no PAYE audit in respect of the Company has been made by the Inland Revenue within the last two years nor has the Company been notified that any such audit will be made.

20.6 GIVE AS YOU EARN

Details of any payroll deduction scheme pursuant to section 202 of the TA operated by the Company are set out in the Disclosure Letter and any such scheme has been operated in accordance with that section and regulations made thereunder.

20.7 SECONDARY LIABILITY

So far as the Vendors are aware no transaction or event has occurred in consequence of which the Company is or may be held liable for any Tax or may be held liable for or to indemnify any person in respect of any Tax, in either case, where the Vendors are primarily liable for the Tax in question.

                                 CORPORATION TAX

20.8 TRADING ASSETS

In the event that any asset shown in the Accounts as a fixed asset is disposed of immediately following Completion the proceeds derived from such asset will not be treated as a trading receipt for tax purposes.

20.9 DEDUCTIONS

Since the Accounts Date the Company has not made any payment of a revenue nature exceeding (pound)5,000 or incurred any liability to make any payment (other than payments of a similar nature and amount to those disclosed in the Company's corporation tax computations for the three accounting periods ending on the Accounts Date) which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income.

20.10 SALES AT UNDERVALUE/OVERVALUE

So far as the Vendors are aware all transactions entered into by the Company since the Account Date have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged, received or paid (as appropriate) between independent persons dealing at arm's length and no notice or enquiry pursuant to
Schedule 28AA of the TA or the transfer pricing provisions of any arrangements made under section 788 of the TA (relief by agreement with other countries) has been made in connection with any of such transactions.

20.11 APPROPRIATIONS

So far as the Vendors are aware since the Accounts Date the Company has not appropriated any of its assets to or from trading stock.

20.12 EXCHANGE GAINS AND LOSSES

The Company is not and has not since the Accounts Date been:-

     (a)  the holder of a qualifying asset;

     (b)  subject to a qualifying liability; or

     (c)  party to a currency contract

for the purposes of chapter II of part II of the FA 1993.

20.13 LOAN RELATIONSHIPS

     (a) The Company is and has since the Accounts Date been taxed on an authorised accruals basis of accounting in relation to all loan relationships which are creditor relationships as defined in section 103 of the FA 1996 and in relation thereto:-

          (i) the accruals on which the Company is taxable are computed only by reference to interest;

          (ii) if any such debt were to be repaid at its face value the Company would not suffer any charge to Tax in excess of Tax on interest accrued; and

          (iii) there is no connection between the Company and the debtor as mentioned in section 87 of the FA 1996.

     (b) The Company obtains and has since the Accounts Date obtained tax relief on an authorised accruals basis of accounting in relation to all loan relationships which are debtor relationships as mentioned in section 103 of the FA 1996 and in relation to each such relationship:-

          (i) the deduction given in computing the taxable profits of the Company in consequence of that relationship is not less than the interest accruing for the period concerned;

          (ii) the Company would suffer no adverse tax consequences were such debts to be repaid at face value except that the tax deduction for interest accrued would cease.

     (c) The Company has not since the Accounts Date held or been the debtor under any deep discount securities as defined in paragraph 1 of schedule 4 of the TA or any deep gain securities as defined in paragraph 1 of schedule 11 of the FA 1989 or any relevant discounted security as mentioned in schedule 13 of the FA 1996.

                                 CAPITAL ASSETS

20.14 CAPITAL ALLOWANCES

So far as the Vendors are aware all necessary conditions for all capital allowances (as defined in section 832(1) of the TA) claimed by the Company for accounting periods ending on or after 30 September 1997 were at all material times satisfied and remain satisfied and the Company has not since the Accounts Date become liable for any balancing charge.

20.15 FINANCE LEASES

The Company is not and has not been the lessee under any finance leases of plant or machinery.

                                  DISTRIBUTIONS

20.16    REPAYMENTS OF SHARE CAPITAL

     (a) So far as the Vendors are aware the Company has not in the last six years repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase (or made any contingent purchase contract within the meaning of section 165 of the Companies Act 1985) in respect of any of its issued share capital or any class thereof. Further the Company has not after 6 April 1965 capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to be passed any resolution to do so.

     (b) So far as the Vendors are aware the Company has not in the last six years made (and will not be deemed to have made) any distribution within the meaning of sections 209 and 210 (bonus issue following repayment of capital) of the TA since 5 April 1965 except dividends properly authorised and shown in its Accounts nor is the Company bound to make any such distribution.

     (c) So far as the Vendors area aware the Company has not been party to any transaction involving an exempt distribution within section 213 of the TA within the period commencing five years prior to the Accounts Date.

20.17 PAYMENTS TO BE TREATED AS DISTRIBUTIONS

The Company has not since the Accounts Date been subject to any debt or security where the interest payable thereon fell or falls or could on its assignment fall to be treated as a distribution for tax purposes.

                                CHARGEABLE GAINS

20.18 CLAIMS AND ELECTIONS

The Company has not made and is not subject to any claim or election under any or all of the following:-

     (a)  section 35 of the TCGA;

     (b)  sections 152 and 153 of the TCGA; and

     (c)  section 175 of the TCGA.

20.19 RECONSTRUCTIONS

The Company has not been involved in any share for share exchange or any scheme of reconstruction or amalgamation such as are mentioned in sections 135 and 136 of the TCGA or section 139 of the TCGA under which shares or debentures have been or will be issued or assets have been or will be transferred.

                            ANTI-AVOIDANCE PROVISIONS

20.20 TAX SCHEMES

So far as the Vendors are aware, the Company has not entered into nor been a party to nor otherwise involved in any marketed tax avoidance scheme other than one recommended to it by its usual professional advisers.

20.21 TRANSACTIONS IN SECURITIES

So far as the Vendors are aware the Company has not in the last six years become liable for Tax imposed by the operation of sections 703-709 of the TA (whether alone or in conjunction with any other provisions of any Taxation Statutes whatsoever).

20.22 TRANSACTIONS IN LAND

So far as the Vendors are aware the Company has not within the last six years become liable for Tax imposed by or resulting from the operation of sections 776-778 of the TA (whether alone or in conjunction with any other provisions of any Taxation Statutes whatsoever).

20.23 SALE AND LEASEBACK OF LAND

So far as the Vendors are aware the Company has not in the last six years entered into any transaction as is mentioned in sections 34-37 or section 780 of the TA.

                                 FOREIGN ELEMENT

20.24 TREASURY CONSENTS

The Company has always been resident in the United Kingdom and has never been resident in any other territory or treated as so resident for the purposes of any double tax agreement and so far as the Vendors are aware the Company is not liable for tax in any jurisdiction other than the United Kingdom.

20.25 COMPANY MIGRATION

Since 15 March 1988, no election has been made by the Company as the principal company as defined in section 187 of the TCGA (postponement of charge on deemed disposal of assets by company ceasing to be resident in the United Kingdom).

20.26 CONTROLLED FOREIGN COMPANIES

So far as the Vendors are aware the Company does not have an interest in a controlled foreign company within the meaning of section 747 of the TA such that all or any of the chargeable profits of the controlled foreign company have been or will or may be apportioned to the Company.

20.27 GAINS OF NON-RESIDENT COMPANIES

So far as the Vendors are aware the Company does not have any interest in any company, body of persons or unit trust scheme not resident in the UK where had that entity been a company resident in the UK it would have been a close company.

                                  CLOSE COMPANY

20.28 CLOSE COMPANIES - TRANSFERS OF VALUE

The Company has not within the last six years made a transfer of value such as is specified in section 94(1) (or section 99(2)) of the ITA.

20.29 CLOSE COMPANIES - LOANS TO PARTICIPATORS

The Company has no outstanding loan advance or payment or given any consideration remaining outstanding falling within sections 419-420 or 422 of the TA.

20.30 CLOSE COMPANIES - DISTRIBUTIONS

So far as the Vendors are aware the Company has made no payments in the last three years and conferred no benefits falling to be treated as distributions under section 418 of the TA.

20.31 CLOSE COMPANIES - SHORTFALL ETC.

The Company is not a close investment-holding company as defined at section 13A of the TA.

                               GROUPS OF COMPANIES

20.32 GROUP RELIEF AND CONSORTIUM RELIEF

The Disclosure Letter contains particulars of all arrangements relating to relief under sections 402-413 of the TA ("GROUP RELIEF") to which the Company is or has been a party within the last three years.

20.33 ADVANCE CORPORATION TAX

The Disclosure Letter contains particulars of all arrangements for the surrender under section 240 of the TA of any amount of advance corporation tax in the last three years.

                                 INHERITANCE TAX

20.34 INHERITANCE TAX

     (a) So far as the Vendors are aware the Company is not, and will not become, liable to be assessed to inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition, chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person in the last six years.

     (b) So far as the Vendors are aware there is no unsatisfied liability to inheritance tax attached or attributable to the Shares or any asset of the Company and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in section 212 of the ITA and none of the Shares or assets of the Company are subject to an Inland Revenue charge within section 237 of the ITA.

                                 VALUE ADDED TAX

20.35 VALUE ADDED TAX

     (a) The Company is a registered taxable person for the purpose of the VAT legislation and no circumstances exist whereby the Company would or might become liable for VAT as an agent or otherwise by virtue of section 47 of the VATA.

     (b) The Company has complied in all material respects with the requirements and provisions of the VAT legislation and has made and maintained and will pending Completion make and maintain materially accurate and up to date records invoices accounts and other documents required by or appropriate for the purposes of the VAT legislation.

     (c) The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Accounts Date.

20.36 CAPITAL GOODS SCHEME

There are set out in the Disclosure Letter with express reference to this Warranty full details of each of the assets of the Company of a kind described in part XV of the Value Added Tax Regulations 1995 (SI No 2518) (adjustments to the deduction of input tax on capital items) in relation to which that part could operate to adjust the amount of input tax deducted.

20.37 LEASES

So far as the Vendors are aware the Company has not at any time after 25 November 1996 granted any lease or entered into any agreement for any lease to any lessee in circumstances where the lessee is either:-

     (a)  not registered for VAT; or

     (b) carries on activities other than the making of taxable supplies for the purposes of VATA 1994;

or on terms that:-

     (c) permit the lessee to remain as lessee under the lease in circumstances where that lessee would fall within either (a) or (b) above; or

     (d) permit the lessee to assign the lease to any such person as would fall within (a) or (b); or

     (e) permit the lessee to grant a sub-lease to any such person as would fall within (a) or (b); or

     (f) permit the lessee to grant a sub-lease permitting any sub-lessee to assign or further underlet to any such person as would fall within (a) or (b);

     (g) do not oblige the lessee to indemnify the Company in the event that the Company is regarded as making exempt supplies of property as a result of the lessee falling within (a) or (b) above; or

     (h) do not oblige the lessee to inform the Company in the event that its VAT recovery position is such that any supply of property made by the Company could be regarded as exempt.

                                   STAMP DUTY

20.38 STAMP DUTY

So far as the Vendors are aware all documents in the enforcement of which the Company is or may be interested have been duly stamped and since the Accounts Date the Company has not been a party to any transaction whereby the Company was or is or could become liable to stamp duty reserve tax.

                                  DEFERRED TAX

20.39 The Accounts make full provision (as that term is defined in paragraph 8 of Part 1 of Statement of Standard Accounting Practice (SSAP) No. 15 "Accounting for deferred tax") for all deferred tax liabilities of the Company.

21. ENVIRONMENT

21.1 The Company has conducted its business at all times in material compliance with applicable Environmental Laws.

21.2 No circumstance exists which may result, to the detriment of the Company, in breach, modification, suspension, or revocation of any Environmental Permit or may result to the detriment of the Company in any such Environmental Permit not being extended, renewed, granted or (where necessary) transferred.

21.3 No work or expenditure, including work and expenditure in respect of upgrading plant or processes, is or so far as the Company is aware or may be required under the conditions of any Environmental Permits or under any Environmental Laws (whether or not actually enforced) in order for the Company to carry on lawfully its business.

21.4 There are no events, states of affairs, conditions, circumstances, Activities, practices, incidents, or actions (including without limitation the generation, use, treatment, storage, transport, deposit, disposal, discharge or management of Hazardous Matter) which have occurred or are occurring or have been or are in existence at, in, or under the Properties or so far as the Company is aware at, in or under the Former Property, or which are connected with the conduct by the Company of its business which may give rise to Environmental Liability.

21.5 There is no noise or odour nuisance arising from the Properties or Activities carried on by the Company.

21.6 At no time has the Company had knowledge of and/or received any notice or claim alleging any actual or potential Environmental Liability.

21.7 No warranties in any paragraph of this schedule 5, other than paragraph 21, shall apply to any matter arising under Environmental Laws and/or the Environment and/or Hazardous Matter.

22. INFORMATION

22.1 THE AGREEMENT AND THE DISCLOSURE LETTER

The information set out in schedules 1, 2, 3 and 7 of this agreement and in the Disclosure Letter excluding paragraphs 1-15 and the Annexures) is true, accurate and not misleading.

                                   SCHEDULE 6
                      WARRANTORS' LIMITATIONS ON LIABILITY

23. TIME LIMIT FOR CLAIMS

Save in the case of any liability based upon fraud and including without limitation fraudulent concealment by any of the Warrantors, the Warrantors shall not be liable in respect of a claim under the Warranties unless written notice of such claim setting out such details of the relevant claim as are known to the Purchaser at the time of serving written notice is served upon the Vendors Solicitors on behalf of the Warrantors:-

     (a) in the case of a claim under the Warranties (other than the Warranties relating to Tax and Year 2000 Conformity), by not later than 5.00 p.m. on the date falling 18 months after Completion;

     (b) in the case of a claim under the Warranties relating to Year 2000 Conformity by not later than 5.00 p.m. on 1 July 2001; and

     (c) in the case of a claim under the Warranties relating to Tax by not later than 5.00 p.m. on the day falling six years after the end of the accounting period current at Completion.

24. LIMITATIONS ON AMOUNT

The Purchaser shall not be entitled in any event to damages in respect of any claim under the Warranties unless and until the aggregate of the amount to which the Purchaser is entitled in respect of such claims exceeds (pound)200,000 (excluding interest and costs) in which case the Purchaser shall be entitled to recover the full amount of such claim and not merely the excess.

25. NOTIFICATION PROCEDURE/CONDUCT OF DISPUTES WITH THIRD PARTIES

25.1 If the Purchaser becomes aware of a matter which could give rise to a claim under this Agreement whether for breach of Warranty, indemnity or otherwise, the Purchaser shall as soon as reasonably practicable or in any event within 60 days of it becoming aware thereof give notice to the Vendors' Solicitors in writing of such claim stating in reasonable detail the nature of the claim and the amount claimed (detailing to the extent then known the Purchaser's calculation of the loss alleged to have been suffered by it). If the claim in question is as a result of or in connection with a liability or alleged liability to a third party:

     (a) subject to paragraph 3.2, the Purchaser shall if requested in writing by all the Warrantors (and shall procure that the Company shall) take such action (provided that this will not prejudice the goodwill of the business of any Group Company) and give such information and assistance in connection with their respective affairs as the Warrantors may reasonably request to avoid, dispute, resist, mitigate, compromise, defend or appeal against any claim in respect thereof and any adjudication with respect thereto (in the name of the Company if the Warrantors so request) and to the extent it may lawfully do so give the Warrantors and their professional advisers reasonable access to the personnel of the Purchaser and the Company and to any relevant premises, accounts, documents and records within the power, possession or control of the Purchaser or Company to enable the Warrantors and their professional advisers to examine such claims, premises, accounts, documents and records and to take copies or photographs thereof on the basis that:-

          (i) The Warrantors shall jointly and severally indemnify the Purchaser and the Group against the reasonable losses, costs and expenses incurred or suffered as a result of compliance by the Purchaser with any such request by the Warrantors to avoid, dispute, resist, mitigate, compromise, defend or appeal such third party claim or adjudication; and

          (ii) any documents or information made available by the Purchaser or the Company to the Warrantors or their advisers or agents shall be kept strictly confidential by the Warrantors (except to the extent that the Warrantors require to use such information or documents to pursue any claim or to support any defence to any claim or to seek any professional, expert or other appropriate advice in connection therewith).

25.2 The Purchaser shall not (and it shall procure that the Company shall not) accept or pay or compromise, or make any admission in respect of any such liability or alleged liability to a third party without the prior written consent of the Warrantors, which shall not be unreasonably withheld or delayed.

25.3 Where the Purchaser and/or the Company are at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under the Warranties the Purchaser shall, and shall procure that the Company shall, undertake at the written request of the Warrantors (and subject to the Purchaser and the Group being indemnified by the Warrantors as provided in 3.1(a)(i) and provided that such recovery will not prejudice the goodwill of the business of any Group Company) all reasonable steps to enforce such recovery and, in the event that the Purchaser or the Company shall recover any amount from such other person, the amount of the claim against the Warrantors shall be reduced by the amount recovered, less all reasonable costs, charges and expenses incurred by the Purchaser or the Group Company recovering that sum from such other person and less any tax on such recovery.

25.4 If any Warrantor pays at any time to the Purchaser an amount pursuant to a claim in respect of the Warranties and the Purchaser or the Company is or becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim, the Purchaser shall, and shall procure that any Group Company shall at the written request of all the Warrantors (and subject to the Purchaser and the Group being indemnified by the Warrantors as provided in 3.1(a)(i)), assign the action to them, provided that this will not prejudice the goodwill of the business of any Group Company; and shall forthwith repay to the Warrantors (pro rata to the amounts paid by them) so much of the amount paid by the Warrantors to the Purchaser as does not exceed the sum recovered from such other person less all reasonable costs, charges and expenses incurred by the Purchaser or the Group Company recovering that sum from such other person and in obtaining that payment by the Warrantors and less any applicable tax.

26. LOSS OTHERWISE COMPENSATED

26.1 The Warrantors shall not be liable for breach of any Warranties to the extent that the subject of the claim has been or is made good without costs to the Purchaser or the Group.

26.2 In calculating the liability of the Warrantors for any breach of the Warranties there shall be taken into account the amount by which any taxation for which the Purchaser or the Company is now or in the future accountable or liable to be assessed is reduced, increased or extinguished as a result of the matter giving rise to such liability or as a result of any receipt from the Warrantors.

26.3 If, in respect of any matter which would give rise to a breach of the Warranties, the Purchaser or the Company would have been entitled had there been maintained in force such policies of insurance as were maintained by or on behalf of the Company immediately prior to Completion or had policies providing equivalent cover thereto been put in place and maintained ("Adequate Cover") to claim under any policy of insurance, then the Warrantors liability under the Warranties shall be reduced by the amount which would have been recovered had Adequate Cover been maintained.

27. DISCLOSURE/PURCHASER'S KNOWLEDGE

The Warranties shall be qualified to the extent of any matter or thing fairly disclosed in or by the Disclosure Letter or the documents annexed to the Disclosure Letter.

28. GENERAL

Any payment made by the Warrantors in respect of a claim shall be deemed to reduce the consideration payable for the Shares sold by them by the amount of any such payment.

29. ACTS OF THE PURCHASER

29.1 No claim shall lie against the Warrantors under or in relation to the Warranties to the extent that such claim is attributable to:-

     (a) any voluntary act, omission, transaction or arrangement carried out by the Purchaser or by a member of the Purchaser's Group on or after Completion which could reasonably have been avoided and which the Purchaser was aware could give rise to such a claim other than in the ordinary course of business of such company as carried on at or prior to Completion; or

     (b) any admission of liability made in breach of the provisions of this schedule after the date hereof by the Purchaser or on its behalf or by persons deriving title from the Purchaser or by a member of the Purchaser's Group on or after Completion.

29.2 The Warrantors shall not be liable for any breach of any Warranty which would not have arisen but for any reorganisation or change in ownership of any member of the Purchaser's Group after Completion or any accounting basis on which any member of the Purchaser's Group values assets or any accounting policy or practice of any member of the Purchaser's Group which is different from that adopted or used in the preparation of the Accounts except insofar as such a change was necessary because the basis, policy or practice was not in accordance with any legal requirement, SSAPs, financial reporting standards, Pronouncements of the Urgent issues Task Force UK Exposure Drafts or generally accepted accounting practice in the United Kingdom in each case in force at Completion.

30. THE ACCOUNTS

No matter shall be the subject of a claim under the Warranties to the extent that an identifiable allowance, provision or reserve in respect of such matter shall have been made in the Accounts or the Management Accounts or has been included in calculating creditors or deducted in calculating debtors in the Accounts or the Management Accounts or shall have been otherwise reflected in the Accounts or the Management Accounts.

31. RETROSPECTIVE LEGISLATION

No liability shall arise in respect of any breach of any of the Warranties to the extent that liability for such breach occurs or is increased directly or indirectly as a result of any legislation not in force on or prior to the date of this Agreement or as a result of the withdrawal of any extra-statutory concession or other agreement or arrangement currently granted by or made with any governmental authority or as a result of any change after the date of this Agreement of any generally accepted interpretation or application of any legislation.

                                   SCHEDULE 7
                                 THE PROPERTIES



The following leasehold properties demised by the leases brief details of which are set out below:

11 CHARTWELL DRIVE, WIGSTON, LEICESTERSHIRE
-------------------------------------------
29.1.1996  Lease  (1) Paull & Company Ltd  (2) Colorgraphic (Leicester) Ltd

5/9 CHARTWELL DRIVE, WIGSTON, LEICESTERSHIRE
--------------------------------------------
8.3.1993 Lease (1) J H Hallam & Son (Developments) Ltd (2) Colographic (Leicester) Ltd

UNIT 6  CHARTWELL DRIVE, WEST AVENUE, WIGSTON, LEICESTER
--------------------------------------------------------
18.3.1997 Lease (1) Culsom (UK) Ltd (2) Sansom Enterprises (Midlands) Ltd (3) Colorgraphic (Leicester) Ltd

UNITS 3, 4 AND 5 CHARTWELL DRIVE, WEST AVENUE, WIGSTON, LEICESTER
-----------------------------------------------------------------
18.3.1997 Lease (1) Culsom (UK) Ltd (2) Sansom Enterprises (Midlands) Ltd (3) Colorgraphic (Leicester) Ltd

UNIT 2, BARDON 22, BEVERIDGE LANE, BARDON HILL, COALVILLE, LEICESTERSHIRE
-------------------------------------------------------------------------
16.3.1998 Lease (1) Bardon 22 Ltd (2) Colorgraphic (Leicester) Ltd (3) Colorgraphic Direct Response Ltd

GROUND FLOOR OFFICE, THE TOOL SHED, UNIT 1B, PURY HILL, ALDERTON ROAD, PAULERSPURY, TOWCESTER, NORTHAMPTONSHIRE
----------------------------------------
16.4.1998  Lease  (1) Indexkey Ltd  (2) 3H (Properties) Ltd

FIRST FLOOR, UNIT C, RUSHMILLS, BEDFORD ROAD, NORTHAMPTON
---------------------------------------------------------
14.12.98 Underlease (1) Eagle Star Life Assurance Co Ltd (2) Colorgraphic (Leicester) Ltd

UNIT 10, CHISWICK ROAD, FREEMENS COMMON, LEICESTER
--------------------------------------------------
15.7.1998 Lease (1) Bilton (Factory Holdings) Ltd (2) Colorgraphic (Leicester)
Ltd

                                   SCHEDULE 8
                            ACTION PENDING COMPLETION


Each Group Company shall (unless otherwise agreed in writing by the Purchaser):-

1. not create, allot, issue, acquire, reduce, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things, or acquire or agree to acquire an interest in an undertaking (as defined by section 258 of the Companies Act 1985);

2. operate its business in the usual way so as to maintain that business as a going concern;

3. not acquire or dispose of, or agree to acquire or dispose of, an asset except in the usual course of its trade or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) except in the usual course of its trade;

4. not make, or agree to make, capital expenditure except as set out in the Business Plan as described in warranty 3.12 of Schedule 5;

5. not declare, pay or make a dividend or distribution;

6. not pass a shareholders' resolution;

7. not create, or agree to create, an Encumbrance over an asset or redeem, or agree to redeem, an existing Encumbrance over an asset;

8. continue each Policy (as defined in paragraph 9.1 of schedule 5) and not do or omit to do anything which would make a Policy void or voidable or might result in an increase in the premium payable under a Policy or prejudice the ability to effect equivalent insurance in the future;

9. in relation to each of the Properties:-

9.1 not apply for a Permit or implement a Permit already obtained but not implemented;

9.2 not change its existing use;

9.3 not terminate, or give a notice to terminate, a lease, tenancy or licence;

9.4 not apply for consent to do something requiring consent under a lease, tenancy or licence;

9.5 not grant or refuse an application by a tenant, licensee or occupier to do something requiring its consent under a lease, tenancy or licence;

9.6 not agree a new rent or fee payable under a lease, tenancy or licence;

10. not enter into a long-term, onerous or unusual agreement, arrangement or obligation (including an agreement, arrangement or obligation of the type referred to in paragraph 11.6 of schedule 5);

11. not amend or terminate an agreement, arrangement or obligation to which it is a party;

12. not amend the terms of employment or engagement of a director, other officer or employee (except in the usual course of its business) or provide, or agree to provide, a gratuitous payment or benefit to a director, officer or employee (or any of their dependants) or employ, engage, or terminate the employment or engagement of, a person;

13. except in the case of payments made under finance instruments disclosed in the disclosure bundle in accordance with their terms not amend, or agree to amend, the terms of its borrowing or indebtedness in the nature of borrowing or create, incur, or agree to create or incur, borrowing or indebtedness in the nature of borrowing;

14. not give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligation;

15. not amend or discontinue (wholly or partly) a Disclosed Scheme (as defined in paragraph 19 of schedule5) or plan, propose or intend to amend, discontinue (wholly or partly), or exercise a discretion in relation to a Disclosed Scheme;

16. not start litigation or arbitration proceedings;

17. except in the usual course of its trade, not compromise, settle, release, discharge or compound litigation or arbitration proceedings or a liability, claim, action, demand or dispute, or waive a right in relation to litigation or arbitration proceedings;

18. conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction;

19. not enter into an agreement, arrangement or obligation (legally enforceable or not) in which any of the Vendors, Warrantors, a Group Company, a director or former director of a Group Company or a person connected with any of them is interested;

20. not make a payment out of a bank account except where the payment is in the usual course of its trade; and

21. keep proper records and make therein true and complete entries of all its dealings and transactions;

22. co-operate with the Purchaser to:-

22.1 ensure the efficient continuation of management of the Group after Completion; and

22.2 prepare for the introduction of the Purchaser's normal working procedures in readiness for Completion.

Executed as a deed  by MICHAEL                    )
CARNEY GRAY HUNTER                                )



Executed as a deed by CLIVE                       )
INGHAM                                            )



Executed as a deed  by A C R                      )
TAYLO                                             )



Executed as a deed by S C L DIXON                 )



Executed as a deed by R TAYLOR                    )



Executed as a deed by                             )
ADICTA HOLDING BV                                 )



Executed as a deed by                             )
MYSILDO BV                                        )



Executed as a deed by                             )
QUADRANGLE HOLDING BV                             )



Executed as a deed by                             )
SANDMOUNTAIN BV                                   )



Executed as a deed by                             )
N DIXON                                           )

Executed as a deed by                             )
SNOWWOOD HOLDING BV                               )



Executed as a deed by                             )
TELOPE HOLDING BV                                 )



Executed as a deed by                             )
COLORGRAPHIC DIRECT                               )
RESPONSE LIMITED                                  )



Executed as a deed by                             )
BIG FLOWER LIMITED                                )



Executed as a deed by                             )
NATWEST VENTURE                                   )
NOMINEES LIMITED                                  )